Exhibit 2.1

Agreement

Share sale agreement

Fairfax Digital Pty Limited

Fairfax Media Limited

HomeAway Australia Holdings Pty Ltd

HomeAway, Inc

Contents

Table of contents

1 Definitions and interpretation	2

1.1 Definitions	2
1.2 Interpretation	13
1.3 Business Day	14
1.4 Inclusive expressions	14
1.5 Agreement components	14

2 Sale and purchase	15

2.1 Sale Shares	15
2.2 Associated Rights	15
2.3 Payment under the Transitional Services Agreement	15
2.4 Payment under Online Advertising Agreement	15
2.5 Purchase Price	15
2.6 Actions on Completion	15
2.7 Title and risk	15

3 Period before Completion	16

3.1 Carrying on of business	16
3.2 Permitted acts	16
3.3 Intra-group loans	16
3.4 Target Entity a member of a consolidated group	16

4 Completion	17

4.1 Time and Place	17
4.2 Completion	17
4.3 Notice to complete	17
4.4 Completion simultaneous	17

5 Completion Accounts	18

5.1 Preparation of Completion Accounts	18
5.2 Purchase Price adjustments following Completion Accounts	18
5.3 Payment of adjustments	18

6 Warranties and indemnity	18

6.1 Warranties by the Seller	18
6.2 Independent Warranties	19
6.3 Reliance	19
6.4 Tax indemnity	19
6.5 Gross up	19
6.6 Tax deductible	19

7 Qualifications and limitations on Claims	20

7.1 Disclosure	20
7.2 Awareness	20
7.3 No reliance	20
7.4 Opinions, estimates and forecasts	21
7.5 Maximum and minimum amounts	21
7.6 Time limits	22
7.7 Disposal of the Business	22
7.8 Recovery under other rights and reimbursement	22
7.9 No double claims	23
7.10 Mitigation of loss	23
7.11 General limitations	23

Contents

7.12 Other limitations	24
7.13 Buyer benefits	25
7.14 Sole remedy	25
7.15 Payments affecting the Purchase Price	26
7.16 Independent limitations	26

8 Procedures for dealing with Claims	26

8.1 Notice of Claims	26
8.2 Third Party Claims	27
8.3 Tax Demands	28

9 Buyer Warranties	29

9.1 Buyer Warranties	29
9.2 Independent Warranties	30
9.3 Reliance	30

10 Period after Completion	30

10.1 Appointment of proxy	30
10.2 Access to records by Seller	30
10.3 Branding after Completion	31
10.4 Pre-Completion tax returns	31
10.5 Post Completion assistance for Buyer Group	32

11 Protection of the Business	33

11.1 Non-Compete	33
11.2 Severability	33
11.3 Definitions	33
11.4 Seller not restricted	34
11.5 Acquisitions and portfolio holdings	34
11.6 Change of control – Seller	35
11.7 MMP	35
11.8 Acknowledgment	35
11.9 Benefits not assignable	36

12 No solicitation	36

13 Confidentiality and announcements	36

13.1 Agreed announcement	36
13.2 Confidentiality	36

14 Duties, costs and expenses	37

14.1 Duties	37
14.2 Costs and expenses	37

15 GST	38

15.1 Definitions	38
15.2 GST	38
15.3 Tax invoices	38
15.4 Reimbursements	38
15.5 Information, returns and accounting to end GST Group	38
15.6 Supplies between former members of the GST Group	39

16 Guarantee by Seller’s Guarantor	39

16.1 Guarantee and indemnity	39
16.2 Extent of guarantee and indemnity	39
16.3 Principal and independent obligation	40
16.4 Continuing guarantee and indemnity	40

Contents

16.5 Currency	40
16.6 No set off	40
16.7 Seller’s Guarantor’s liability	40
16.8 Assigning benefit	40

17 Guarantee by Buyer’s Guarantor	41

17.1 Guarantee and indemnity	41
17.2 Extent of guarantee and indemnity	41
17.3 Principal and independent obligation	41
17.4 Continuing guarantee and indemnity	41
17.5 Currency	41
17.6 No set off	42
17.7 Buyer’s Guarantor’s liability	42
17.8 Assigning benefit	42

18 Notices	42

18.1 Form of Notice	42
18.2 How Notice must be given and when Notice is received	42
18.3 Notice must not be given by email or other electronic communication	43

19 General	43

19.1 Governing law and jurisdiction	43
19.2 Service of process	43
19.3 Invalidity and enforceability	43
19.4 Waiver	43
19.5 Variation	44
19.6 Assignment	44
19.7 Further action to be taken at each party’s own expense	44
19.8 Relationship of the parties	44
19.9 Exercise of rights	44
19.10 Remedies cumulative	44
19.11 Counterparts	45
19.12 No merger	45
19.13 Entire Agreement	45
19.14 No reliance	45
19.15 Default Interest	45
19.16 Benefits held on trust	45
19.17 Attorneys	46

Schedules

Schedule 1

Notice details	48

Schedule 2

Warranties	49

Schedule 3

Buyer Warranties	62

3

Contents

Schedule 4

Completion Steps	64

Schedule 5

Completion Accounts	69

Schedule 6

Pro forma Completion Accounts	76

Schedule 7

Structure Diagram	78

Schedule 8

Trade Marks	79

Schedule 9

Domain Names	82

Schedule 10

Resignation letter	87

Schedule 11

Intellectual Property Assignment Deed	88

Schedule 12

Perpetual Licence	89

Schedule 13

Superannuation Funds	90

Schedule 14

Transferring Assets	91

Schedule 15

Logos	93

Schedule 16

Target Employees	94

Signing page	96

Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

4

Share sale agreement

Date ▶	4 December 2013

Between the parties

Seller	Fairfax Digital Pty Limited ABN 79 066 325 782 of 1 Darling Island Road, Pyrmont, NSW, 2009 (Seller)

Seller’s Guarantor	Fairfax Media Limited ABN 15 008 663 161 of 1 Darling Island Road, Pyrmont, NSW, 2009 (Seller’s Guarantor)

Buyer	HomeAway Australia Holdings Pty Ltd ACN 166 971 740 of Level 5, 468 St Kilda Road Melbourne Vic 3004 (Buyer)

Buyer’s Guarantor	HomeAway, Inc., a corporation organized and existing under the laws of the State of Delaware of 1011 W. Fifth Street, Suite 300, Austin, TX 78703 (Buyer’s Guarantor)

Recitals

1            The Seller owns the Sale Shares.

2            The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this agreement.

3            The Seller’s Guarantor has agreed to guarantee the obligations and liabilities of the Seller under this agreement.

4            The Buyer’s Guarantor has agreed to guarantee the obligations and liabilities of the Buyer under this agreement.

The parties agree as follows:

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this agreement are set out below.

Term	Meaning
Accounting Standards	is defined in Schedule 5.

Accounts	in respect of the Stayz Group the audited financial report of Stayz Pty Limited and its controlled entities comprising the consolidated statement of financial position as at the Accounts Date and of its performance for the year ended on that date in accordance with the recognition and measurement principles of Australian Accounting standards as described in the notes to the financial report.

Accounts Date	30 June 2013.

Actual Completion Net Working Capital	is defined in Schedule 5

Adjustment Amount	the amount (if any) by which the Actual Completion Net Working Capital differs from the Reference Net Working Capital.

ASIC	the Australian Securities and Investments Commission.

Authorisation	any approval, licence, consent, authority or permit.

Business	the business carried out by the Target Entities as it is carried out immediately prior to Completion, being the business of advertising and online booking of holiday rental accommodation.

Business Day	a day on which trading banks are open for business in Sydney, Australia, other than a Saturday, Sunday or public holiday in Sydney, Australia.

1 Definitions and interpretation

Term	Meaning
Business Intellectual Property	1 the Intellectual Property Rights set out in Schedule 8; and 2 any other Intellectual Property Rights owned by a Target Entity.

Business Records	all original and certified copies of the books, records, documents, information, accounts and data (whether machine readable or in printed form) owned by and relating to a Target Entity or the property of a Target Entity and any source material used to prepare them.

Buyer Group	the Buyer and each of its Related Bodies Corporate (other than the Target Entities) and Buyer Group Member means any member of the Buyer Group.

Buyer’s Accountants	PriceWaterhouseCoopers

Buyer Warranties	the representations and warranties in Schedule 3.

Buyer’s Consolidated Group	the Consolidated Group of which the Buyer is a member.

Claim	any claim, demand, legal proceedings or cause of action, including any claim, demand, legal proceedings or cause of action under common law or under statute in any way relating to this agreement or the Sale and includes a claim, demand, legal proceedings or cause of action arising from a breach of Warranty or under an indemnity in this agreement.

Completion	completion of the sale and purchase of the Sale Shares under clause 4.

Completion Accounts	the accounts prepared as at 12:00 midnight on the Completion Date in accordance with Schedule 5 and in the format set out in Schedule 6.

Completion Date	the date on which Completion occurs.

Completion Payment	$216,600,000

Completion Steps	the steps that each party must carry out, which are set out in Schedule 4.

1 Definitions and interpretation

Term	Meaning
Confidentiality Agreement	the confidentiality deed dated 20 November 2013 between the Seller’s Guarantor and the Buyer’s Guarantor.

Consolidated Group	a Consolidated Group or a MEC group as those terms are defined in section 995-1 of the ITAA 1997.

Corporations Act	the Corporations Act 2001 (Cth).

Data Room	the data room established at http://dataroom.ansarada.com/summerproject and made available to the Buyer, its representatives or advisers as exchanged on USB memory stick between the Buyer and the Seller on or about the date of this agreement

Defaulting Party	is defined in clause 4.3.

Demand	a written notice of, or demand for, an amount payable.

Disclosure Letter	a letter dated the date of this agreement together with the attachments to that letter (if any) addressed by the Seller to the Buyer disclosing facts, matters and circumstances that are, or may be, inconsistent with the Warranties of this agreement.

Disclosure Materials

1            all documents and information that were at any time during the period 8 October to 2 December 2013 contained in the Data Room and the additional material provided directly to the Buyer’s solicitors by the Seller’s solicitors;

2            all written answers given to written questions submitted by the Buyer, its representatives or advisers as part of the question and answer process including those answers provided via the online Data Room;

3            written minutes (or other agreed documentary evidence) of the interviews of the management of the Target Entities and the management presentations to the Buyer, its representatives or advisers, which were provided to the Buyer or its advisers by the Seller or its advisers or a Target Entity before execution of this agreement; and

4            the information set out in the Disclosure Letter.

1 Definitions and interpretation

Term	Meaning
Display Advertising Agency Agreememt	an agreement between Fairfax Media Publications Pty Limited and Stayz Pty Limited for the sale by Fairfax Media Publications Pty Limited, as agent for Stayz Pty Limited, of third party display advertising on the websites and mobile sites of the Business.

Disputed Matters	is defined in Schedule 5.

Disputing Action	in respect of a Tax Demand, any action to cause the Tax Demand to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Demand and any judicial or administrative proceedings arising out of that action.

Domain Names	the domain names listed in Schedule 9.

Duty	any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Employee	an employee of either a Target Entity or FDANZ as at the date of this agreement who is employed in connection with the Business and who is employed by a Target Entity immediately after Completion.

Employee Entitlement	has the meaning given in Schedule 5.

Employee Entitlement List	a document setting out at the date specified in the document, the period of service, remuneration package, applicable allowances and accrued leave (including long service leave and annual leave) of each Employee, but without identifying the name of the Employee that corresponds to that information.

1 Definitions and interpretation

Term	Meaning
Encumbrance

an interest or power:

1            reserved in or over an interest in any asset; or

2            created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to:

1            any agreement to grant or create any of the above; and

2            a security interest within the meaning of section 12(1) of the PPSA,

but does not include a Permitted Encumbrance.

Entity	as defined in section 64 A of the Corporations Act.

Exit Payment	the payment required to be made by clause 3.4(c)3.4(c) in accordance with the Tax Sharing Agreement and pursuant to section 721-35 of the ITAA 1997.

Expert	the expert appointed in accordance with paragraph 3.4 of Schedule 5.

Expert’s Report	is defined in Schedule 5.

External Fund	one or more of, as applicable, the superannuation funds listed in Schedule 13 to which the Company contributes in respect of the Employees, other than the Seller’s Fund.

FDANZ	Fairfax Digital Australia & New Zealand Pty Limited (ABN 34 087 887 456).

FDANZ Target Employee	the persons listed in the table in Schedule 16 with FDANZ as the employing entity in Column 2 of the table.

Governmental Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Group Liability	has the same meaning as that term is defined in section 721-10(1)(a) of the ITAA 1997.

Group Liability Date	the date Group Liability becomes due and payable.

1 Definitions and interpretation

Term	Meaning
GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth), as amended from time to time.

GST Group	has the same meaning as that term is defined in the GST Act.

GST Law	has the same meaning as in the GST Act.

Head Company	has the same meaning as that term is defined in section 995-1 of the ITAA 1997.

Immediately Available Funds	cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

Insurances	is defined in paragraph 15.1 of Schedule 2.

Intellectual Property Rights	all intellectual and industrial property rights, whether registered or unregistered, including trade marks, designs, patents, inventions, copyright and confidential information.

Intellectual Property Assignment Deed	a deed in the form of Schedule 11.

Interest Rate	the daily 11.00am cash rate quoted on Reuters page RBA30.

ITAA 1936	the Income Tax Assessment Act 1936 (Cth).

ITAA 1997	the Income Tax Assessment Act 1997 (Cth).

Last Payment Date	is defined in clause 5.3.

Loss	losses, liabilities, damages, costs, charges and expenses and includes Taxes, Duties and Tax Costs.

1 Definitions and interpretation

Term	Meaning
Management Accounts	the unaudited monthly management accounts of Stayz Pty Limited and Occupancy Pty Limited for the months from July 2013 to October 2013 as disclosed in the Data Room.

Material Adverse Effect	when used in a Warranty in relation to a Target Entity, an adverse effect on the financial condition or operations of Stayz Group (taken as a whole) (when compared to what the financial condition or operations of Stayz Group (taken as a whole) would be if the Warranty were true) that is material.

Material Proceedings	is defined in paragraph 11.1 of Schedule 2.

No Infringement of IP Warranties	the warranties in paragraph 9.49 of Schedule 2.

Notice	is defined in clause 18.1.

Notifying Party	is defined in clause 4.3.

Occupancy Pty Limited	Occupancy Pty Limited (ABN 61 109 691 929)

Offer	is defined in paragraph 2.1 of Schedule 4.

Online Advertising Agreement	an agreement between FDANZ and Stayz Pty Limited for the continuance of online links and advertising placement for the Target Entities for 12 months after Completion, in the agreed form.

Online Advertising Agreement Payment	the fee set out in the Online Advertising Agreement.

Other Person	any person other than a party to this agreement.

1 Definitions and interpretation

Term	Meaning
Permitted Encumbrance

1            every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of business;

2            any Encumbrance in relation to personal property (as defined in the PPSA and to which that Act applies) that is created or provided for by:

•     a transfer of an Account or Chattel Paper;

•     a PPS Lease; or

•     a Commercial Consignment,

3            that is not a security interest within the meaning of section 12(1) of the PPSA;

4            the interest of the lessor or owner in respect of assets subject to a finance or capital lease, a hire-purchase agreement or a conditional sale agreement;

5            In this definition, Account, Chattel Paper, PPS Lease and Commercial Consignment have the meanings given in the PPSA.

Perpetual Licence	an agreement in the form of Schedule 12.

PPSA	the Personal Property Securities Act 2009 (Cth).

PPS Register	means the register established under the PPSA.

Pre Completion Returns	is defined in clause 10.4.

Pre Completion Tax Event	is defined in clause 10.4.

Property Licences	three occupation licence agreements to permit the Buyer to occupy the premises of the Seller Group currently occupied by the Target Entities in accordance with the Transitional Services Agreement, in the agreed form.

Purchase Price	the Completion Payment plus or minus (as applicable) the Adjustment Amount and plus or minus any other adjustments made under this agreement.

Reference Net Working Capital	is defined in Schedule 5.

Related Body Corporate	has the meaning given in section 9 of the Corporations Act 2001 (Cth).

Sale	the sale and purchase of the Sale Shares in accordance with clause 42.

1 Definitions and interpretation

Term	Meaning
Sale Shares	all of the issued share capital in Stayz Pty Limited ABN 41 102 711 599.

Security Interest	a security interest as defined in the PPSA.

Seller Group	the Seller and each of its Related Bodies Corporate (other than the Target Entities) and Seller Group Member means any member of the Seller Group.

Seller Group Representative or Adviser	any representative or adviser of any Seller Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them).

Seller Trade Marks	the words, logos and trade marks owned or used by a Seller Group Member in relation to its online and media print publications and mast heads, but for the avoidance of doubt excluding the words, logos and trade marks listed in Schedule 8.

Seller’s Accountants	Ernst & Young.

Seller’s Consolidated Group	the Consolidated Group of which the Seller’s Guarantor, the Seller and any of the Target Entities are members.

Seller’s Fund	Fairfax Media Super in the Mercer Super Trust.

Seller’s GST Group	the GST Group which includes Fairfax Media Limited and the Seller as a member.

Seller’s Head Company	the Head Company of the Seller’s Consolidated Group.

Seller’s Report	as defined in Schedule 5.

Seller’s Tax Sharing Agreement	the Tax Sharing Agreement entered into by the Seller’s Head Company and each Target Entity dated 14 August 2013.

1 Definitions and interpretation

Term	Meaning
Specified Executives	Anton Stanish, Georgia Byrne, Justin Butterworth, David Dunstan, Gail Hambly, Dhruv Gupta and Niamh Collins.

Stayz Group	the group comprising the Target Entities.

Stayz Pty Limited	ABN 41 102 711 599.

Straddle Returns	is defined in clause 10.4.

Systems	is defined in paragraph 10 of Schedule 2.

Target Employees	the persons listed in Schedule 16.

Target Entities	Stayz Pty Limited and each of its subsidiaries as at the date of this agreement

Tax	any tax, levy, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

Tax Claim	any claim, demand, legal proceedings or cause of action including any claim, demand, legal proceedings or cause of action arising from a breach of a Tax Warranty or under the Tax Indemnity.

Tax Cost	all costs, and expenses incurred in: 1 managing an inquiry; or 2 conducting any Disputing Action in relation to a Tax Demand.

Tax Demand

1            a Demand or assessment from a Governmental Agency requiring the payment of any Tax or Duty for which the Seller may be liable under this agreement;

2            any document received from a Governmental Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty;

3            a notice to a contributing member of a Consolidated Group given under section 721-15(5) or (5A) of the ITAA 1997; or

4            lodgement of a tax return or a request for an amendment under a law about self-assessment of Tax.

1 Definitions and interpretation

Term	Meaning
Tax Funding Agreement	any agreement where a Target Entity may be required to pay an amount to the Seller’s Head Company to pay a Group Liability or to reimburse the Seller’s Head Company after payment of the Group Liability.

Tax Indemnity	the tax indemnity in clause 6.4.

Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.

Tax Law	any law relating to either Tax or Duty as the context requires.

Tax Payor	is defined in clause 8.3.

Tax Sharing Agreement	an agreement contemplated by section 721-25 of the ITAA 1997.

Tax Warranty	the warranty in paragraph 16 of Schedule 2.

Third Party	any person or entity (including a Governmental Agency) other than a Seller Group Member, a Buyer Group Member or a Target Entity.

Third Party Claim	any claim, Demand, legal proceedings or cause of action made or brought by a Third Party, other than a Tax Demand.

Third Party Intellectual Property	any Intellectual Property Rights used by a Target Entity in the conduct of the Business that are owned by a Third Party.

Title Warranties	the warranties in paragraphs 1 and 2 of Schedule 2.

1 Definitions and interpretation

Term	Meaning
Trade Marks	the trade mark registrations listed in Schedule 8.

Transaction Agreements

the following agreements:

1            Transitional Services Agreement;

2            Perpetual Licence;

3            Intellectual Property Assignment Deed;

4            Online Advertising Agreement;

5            Display Advertising Agency Agreement; and

6            Property Licences.

Transitional Services Agreement	the transitional services agreement in the form agreed between the Seller and the Buyer to be entered into between Fairfax Media Management Pty Limited, the Seller’s Guarantor and Stayz Pty Limited dated on our around the date of this agreement.

Transitional Services Payment	the total amount as set out in Schedule 1 of the Transitional Services Agreement.

Warranties	the representations and warranties in Schedule 2.

Warranty Claim	any Claim by the Buyer against the Seller for breach of a Warranty other than a Tax Warranty,

1.2	Interpretation

In this agreement:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency as well as an individual.

1 Definitions and interpretation

(f)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement.

(g)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(h)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

(i)	A reference to a party to a document includes that party’s successors and permitted assignees.

(j)	A promise on the part of 2 or more persons binds them jointly and severally.

(k)	A reference to an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(l)	A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership, or death.

(m)	No provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision.

(n)	A reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(o)	If a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day.

(p)	A reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(q)	If an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day.

(r)	A reference to time is a reference to Sydney time.

(s)	A reference to $ is to Australian currency unless denominated otherwise.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.4	Inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

1.5	Agreement components

This agreement includes any schedule.

2 Sale and purchase

2	Sale and purchase

2.1	Sale Shares

On the day for Completion determined under clause 4.1, the Seller must sell, and the Buyer must buy, the Sale Shares for the Purchase Price free and clear of all Encumbrances.

2.2	Associated Rights

The Seller must sell the Sale Shares to the Buyer together with all rights:

(a)	attached to them as at the date of this agreement; and

(b)	that accrue between the date of this agreement and Completion.

2.3	Payment under the Transitional Services Agreement

The consideration for entering into the Transitional Services Agreement is the Transitional Services Agreement Payment. For the avoidance of doubt, this amount is not part of the Purchase Price for the Sale Shares.

2.4	Payment under Online Advertising Agreement

The consideration for entering into the Online Advertising Agreement is the Online Advertising Agreement Payment. For the avoidance of doubt, this amount is not part of the Purchase Price for the Sale Shares.

2.5	Purchase Price

(a)	The consideration for the sale of the Sale Shares and the satisfaction of the actions contemplated by Schedule 4 (excluding entering into the Transitional Services Agreement and Online Advertising Agreement), is the payment by the Buyer of the Purchase Price.

(b)	The Purchase Price will be paid as follows:

(1)	the Completion Payment, payable by the Buyer on Completion in accordance with clauses 2.6 and 4;

(2)	the Adjustment Amount, if any, payable following finalisation of the Completion Accounts in accordance with clauses 5.2 and 5.3; and

(3)	any other adjustments to the Purchase Price payable in accordance with this agreement.

2.6	Actions on Completion

(a)	On Completion the Buyer must pay the Completion Payment, the Transitional Services Agreement Payment and the Online Advertising Agreement Payment to the Seller.

(b)	All payments under this clause 2.6 must be made in Immediately Available Funds without counter-claim or set-off.

2.7	Title and risk

Title to and risk in the Sale Shares passes to the Buyer on Completion.

3 Period before Completion

3	Period before Completion

3.1	Carrying on of business

Subject to clause 3.2, between the date of this agreement and Completion, the Seller must use reasonable endeavours to ensure that the business of the Target Entities is conducted materially in the ordinary course.

3.2	Permitted acts

Nothing in clause 3.1 restricts the Seller or any Target Entity from doing any of the following permitted actions:

(a)	Transaction Agreements: that is contemplated in this agreement or any Transaction Agreement or the Disclosure Materials;

(b)	Dividend: to pay a dividend prior to Completion;

(c)	emergencies: to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property);

(d)	legal obligations: that is necessary for a Target Entity to meet its legal or contractual obligations;

(e)	ordinary course of business: in the ordinary and usual course of carrying out its business; or

(f)	Buyer approval: approved by the Buyer, such approval not to be unreasonably withheld or delayed.

3.3	Intra-group loans

Before Completion, the Seller must have:

(a)	identified all existing loans between a Seller Group Member and a Target Entity; and

(b)	procured that all payments are either made or forgiven and such other actions were taken as may have been necessary to ensure the payment or forgiveness in full of loan balances between any Seller Group Members (on the one hand) and any Target Entities (on the other hand).

3.4	Target Entity a member of a consolidated group

If any Target Entity is a member of the Seller’s Consolidated Group with effect from a date prior to Completion, the Seller:

(a)	covenants that it has notified or procured that the Seller’s Head Company notify the Buyer of any elections or choices made in forming the Seller’s Consolidated Group that the Seller reasonably considers will, or might reasonably be expected to, impact on the Tax position of the Target Entity or the Buyer’s Consolidated Group;

(b)	must on Completion, provide (if the Seller is the Seller’s Head Company), or procure that the Seller’s Head Company provides, the Buyer with a copy of the Tax Sharing Agreement entered into between the Seller’s Head Company and the Target Entities;

(c)	must procure that each Target Entity has paid the relevant Exit Payments to the Seller’s Head Company at least one Business Day prior to Completion such that each Target Entity leaves the Seller’s Consolidated Group free and clear of any liability to Tax in respect of the Seller’s Consolidated Group; and

4 Completion

(d)	if required by the Buyer, must procure that, immediately prior to Completion, the Seller’s Head Company releases each Target Entity from its obligations under the Tax Sharing Agreement or under any Tax Funding Agreement entered into by the Target Entity.

4	Completion

4.1	Time and Place

Completion must take place at the office of Herbert Smith Freehills at ANZ Tower, 161 Castlereagh Street, Sydney, NSW, 2000, at 10.00a.m. on 6 December 2013, or such other place, time and date as the Seller and Buyer agree.

4.2	Completion

(a)	On or before Completion, each party must carry out the Completion Steps referable to it in accordance with Schedule 4.

(b)	Completion is taken to have occurred when each party has performed all its obligations under this clause 4 and Schedule 4.

4.3	Notice to complete

(a)	If a party (Defaulting Party) fails to satisfy its obligations under clause 4.2 and Schedule 4 on the day and at the place and time for Completion determined under clause 4.1 then the other party (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 10 Business Days from the date of the notice and declaring time to be of the essence.

(b)	If the Defaulting Party fails to satisfy those obligations within those 10 Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Defaulting Party.

4.4	Completion simultaneous

(a)	Subject to clause 4.4(b), the actions to take place as contemplated by this clause 4 and Schedule 4 are interdependent and must take place, as nearly as possible, simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence:

(1)	there is no obligation on any party to undertake or perform any of the other actions;

(2)	to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and

(3)	the Seller and the Buyer must each return to the other all documents delivered to it under clause 4.2(a)4 and Schedule 4 and must each repay to the other all payments received by it under clause 4.2(a)4 and Schedule 4, without prejudice to any other rights any party may have in respect of that failure.

(b)	The Buyer may, in its sole discretion, waive any or all of the actions that the Seller is required to perform under paragraph 3.1 of Schedule 4 and the Seller may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under paragraph 3.2 of Schedule 4.

5 Completion Accounts

5	Completion Accounts

5.1	Preparation of Completion Accounts

Following Completion the Seller and the Buyer must procure that the Completion Accounts are prepared and finalised in accordance with Schedule 5.

5.2	Purchase Price adjustments following Completion Accounts

(a)	If the Actual Completion Net Working Capital:

(1)	is less than the Reference Net Working Capital by an amount of $50,000 or more, the Seller must pay the Adjustment Amount and not just the amount in excess of $50,000 to the Buyer, as an adjustment to the Purchase Price;

(2)	exceeds the Reference Net Working Capital by an amount of $50,000 or more, the Buyer must pay the Adjustment Amount and not just the amount in excess of $50,000 to the Seller, as an adjustment to the Purchase Price; or

(3)	equals the Reference Net Working Capital, or is less than or greater than the Reference Net Working Capital by an amount which is less than $50,000, no adjustment to the Purchase Price will be made under this clause 5.2(a).

5.3	Payment of adjustments

(a)	A party required to make a payment to another party under this clause 5 must make the payment in Immediately Available Funds without counter-claim or set-off within 5 Business Days after the finalisation of the Completion Accounts or Expert’s Report as applicable.

(b)	All amounts payable by a party under clause 5.2 will accrue interest on a daily basis at the Interest Rate from and including the Completion Date to and including the earlier of the date of payment or 5 Business Days after the finalisation of the Completion Accounts or Expert’s Report as applicable (Last Payment Date). If any amount (including any accrued interest) remains unpaid on or after the Last Payment Date, interest under clause 19.15 will apply from and including the Last Payment Date until the date of payment with respect to that amount.

6	Warranties and indemnity

6.1	Warranties by the Seller

Subject to the qualifications and limitations in clause 7, the Seller represents and gives the Warranties in favour of the Buyer:

(a)	in respect of each Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Warranty, on the date of this agreement and immediately before Completion.

7 Qualifications and limitations on Claims

6.2	Independent Warranties

Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.

6.3	Reliance

The Seller acknowledges that the Buyer has entered into this agreement and will complete this agreement in reliance on the Warranties.

6.4	Tax indemnity

(a)	The Seller indemnifies the Buyer against, and must pay the Buyer, the amount of any:

(1)	Tax and Duty payable by a Target Entity to the extent that Tax or Duty relates to any period, or part period, up to and including Completion which has not been adequately provided for in the Accounts and for any Tax payable by a Target Entity in respect of Consolidated Group or GST Group liabilities in consequence of a Target Entity being or having been a member of the Seller’s Consolidated Group or GST Group; and

(2)	Tax Costs incurred by or on behalf of a Target Entity, to the extent those Tax Costs arise from or relate to any of the matters for which the Seller may be liable under clause 6.4(a)(1),

except to the extent that the Seller’s liability for the Tax and Duty is limited or qualified under clause 7.

(b)	The Buyer must procure that the Target Entities provide to the Seller any and all reasonable and necessary assistance and support, including access to any and all financial statements, records and personnel in order to assist with any assessment or dispute that arises under this clause 6.4.

(c)	If payment is made by any Seller for any breach under the Tax indemnity in this clause 6.4, the payment is to be treated as a reduction of the Purchase Price.

6.5	Gross up

(a)	If an amount received by the Buyer under this clause 6 is treated as assessable income of the Buyer or a Target Entity under any law relating to Tax, then the Seller agrees to pay to the Buyer an increased amount so that, after deducting from that amount all Tax paid or payable in respect of the receipt, the balance remaining is equal to the amount due under this clause 6.

6.6	Tax deductible

(a)	If an amount payable by the Seller under this clause 6 is available as a tax deductible amount by the Buyer or a Target Entity under any law relating to Tax, then the Buyer agrees to accept an amount from the Seller that has been reduced by the deduction available to the Buyer or Target Entity so that the total amount of Tax paid or payable in respect of the receipt, is equal to the amount due under this clause 6.

7 Qualifications and limitations on Claims

7	Qualifications and limitations on Claims

7.1	Disclosure

(a)	The Buyer acknowledges and agrees that the Seller has disclosed or is deemed to have disclosed against the Warranties (but not against the Tax Indemnity), and the Buyer is aware of, will be treated as having actual knowledge of, all facts, matters and circumstances that:

(1)	are provided for or described in this agreement or a Transaction Agreement;

(2)	are fully and fairly disclosed in the information contained in the Disclosure Materials;

(3)	are disclosed on any public record (including any records maintained by any Governmental Agency or judicial or administrative body that are available for inspection by the public) as at the Business Day immediately prior to the date of this agreement, except for the PPS Register; or

(4)	are within the actual knowledge of a Buyer Group Member.

(b)	The Warranties are given subject to the disclosures or deemed disclosures described in clause 7.1(a). A Warranty will not be regarded as being untrue by reason of facts, matters or circumstances that have been disclosed or are deemed to have been disclosed under clause 7.1(a) and the Seller will have no liability under the Warranties to the extent that disclosure is made or is deemed to have been made against the Warranties under this clause 7.1.

(c)	The Buyer must not make a Warranty Claim, and the Seller will not be in breach of a Warranty, if the facts, matters or circumstances giving rise to such Warranty Claim are disclosed or are deemed to have been disclosed under clause 7.1(a).

7.2	Awareness

Where a Warranty is given ‘to the best of the Seller’s knowledge’, or ‘so far as the Seller is aware’ or with a similar qualification as to the Seller’s awareness or knowledge, the Seller’s awareness is limited to and deemed only to include those facts, matters or circumstances of which a Specified Executive is actually aware as at the date of this agreement.

7.3	No reliance

(a)	The Buyer represents and warrants to each Seller Group Member, that:

(1)	at no time has:

(A)	any Seller Group Member or any person on its behalf, made or given; or

(B)	any Buyer Group Member relied on,

any representation, warranty, promise or undertaking in respect of the future financial performance or prospects of the Target Entities or otherwise except those expressly set out in this agreement (including in the Warranties);

(2)	it has not relied on anything other than the Warranties and the terms of this agreement in agreeing to buy the Sale Shares and, in particular, no representations, warranties, promises, undertakings, statements or conduct in respect of the future financial performance or prospects of the Target Entities or otherwise have:

(A)	induced or influenced the Buyer to enter into, or agree to any terms or conditions of, this agreement;

7 Qualifications and limitations on Claims

(B)	been relied on in any way as being accurate by a Buyer Group Member;

(C)	been warranted to a Buyer Group Member as being true; or

(D)	been taken into account by the Buyer as being important to its decision to enter into, or agree to any or all of the terms of, this agreement,

except those expressly set out in this agreement (including in the Warranties);

(3)	it has entered into this agreement after satisfactory inspection and investigation of the affairs of the Target Entities, including a detailed review of all the Disclosure Materials; and

(4)	it has made, and it relies upon, its own searches, investigations, enquiries and evaluations in respect of the Business, except to the extent expressly set out in this agreement (including in the Warranties).

(b)	The Buyer acknowledges that the Seller has agreed to sell the Sale Shares and enters into this agreement relying on the representations and Warranties in this clause 7.3 and would not be prepared to sell the Sale Shares on any other basis.

7.4	Opinions, estimates and forecasts

The parties acknowledge that no Seller Group Member is under any obligation to provide any Buyer Group Member or its advisers with any information on the future financial performance or prospects of the Target Entities. If a Buyer Group Member has received any models, opinions, estimates, projections, business plans, budget information or other forecasts in respect of the Target Entities, the Buyer acknowledges and agrees that:

(a)	they involve known and unknown risks and are subject to significant uncertainties and contingencies and the Buyer is familiar with these uncertainties and contingencies;

(b)	they involve significant elements of subjective judgment and assumptions as to future events which may or may not be correct;

(c)	they do not purport to be complete, accurate or contemplate all information that the Buyer may require;

(d)	the Buyer is taking full responsibility for making its own enquiries, evaluation, analysis and assessments of the adequacy and accuracy of any models, estimates, projections, business plans, budgets and forecasts furnished to it; and

(e)	the Seller is not liable under any claim arising out of or relating to any models, opinions, estimates, projections, business plans, budgets or forecasts in respect of the Target Entities.

Nothing in this clause 7.4 limits or derogates from the Buyer’s representations and warranties in clause 7.3 or the Seller’s reliance on those representations and warranties.

7.5	Maximum and minimum amounts

(a)	The Seller is not liable under a Warranty Claim unless the amount finally agreed or adjudicated to be payable in respect of that Warranty Claim:

(1)	exceeds $100,000; and

7 Qualifications and limitations on Claims

(2)	either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Warranty Claims that satisfy clause 7.5(a)(1) exceeds $500,000,

in which event, subject to clauses 7.5(b) and 7.5(d)7.5(d), the Seller is liable for all of that amount including the initial $500,000

(b)	The maximum aggregate amount that the Seller is required to pay in respect of all Warranty Claims (excluding Claims under the Title Warranties and No Infringement of IP Warranty) whenever made is limited to 10% of the Purchase Price.

(c)	The maximum aggregate amount that the Seller is required to pay in respect of all Claims whenever made (including Claims for breach of covenant, Tax Claims and Claims under the Title Warranties and No Infringement of IP Warranties) whenever made is limited to the Purchase Price.

(d)	For the purposes of clause 7.5(a)(1):

(1)	Claims of the same or similar nature arising out of the same or similar facts, matters and circumstances will be treated as one Claim; and

(2)	Claims arising out of separate sets of facts, matters or circumstances will not be treated as one Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty.

7.6	Time limits

The Seller is not liable under a Claim if:

(a)	the Buyer does not notify the Seller of the Claim in accordance with clause 8.1(a) within:

(1)	5 years after the lodgement of the income tax return of Seller’s Head Company for the period that includes the Completion Date in the case of a Tax Claim; or

(2)	18 months after Completion in all other cases; and

(b)	within 6 months (or such longer period as may be agreed) of the date the Buyer is required to notify the Seller of the Claim under clause 8.1(a):

(1)	the Claim has not been agreed, compromised or settled; and

(2)	the Buyer has not issued and served legal proceedings against the Seller in respect of the Claim.

7.7	Disposal of the Business

The Seller is not liable under a Claim if:

(a)	the Target Entities have ceased to be wholly owned subsidiaries, or the Target Entity in respect of which the Claim arises has ceased to be a wholly owned subsidiary, of the Buyer; or

(b)	all or a majority of the Business, or the assets of the Target Entity in respect of which the Claim arises, has or have ceased to be owned and controlled by the Buyer.

7.8	Recovery under other rights and reimbursement

(a)	The Seller is not liable under a Claim for any Loss to the extent that a Buyer Group Member or a Target Entity is entitled to recover, or be compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Governmental Agency). In this clause 7.8 reference to entitlement to recover under a policy of insurance includes an entitlement that would have existed but for any change in the terms of insurance since Completion.

7 Qualifications and limitations on Claims

(b)	If, after the Seller has made a payment in respect of a Claim, a Buyer Group Member or a Target Entity recovers or is compensated for by any other means, any Loss that gave rise to the Claim, the Buyer must immediately pay to the Seller as an increase in the Purchase Price, the amount of the Loss that was recovered or compensated for, less all costs and expenses, including the net present value of increased insurance premiums, incurred by the Buyer.

7.9	No double claims

(a)	The Seller is not liable under a Claim for any Loss that a Buyer Group Member or a Target Entity recovers, or is compensated for, under a Transaction Agreement.

(b)	This clause 7.9 does not prevent the Buyer Group Member or Target Entity entitled to make a claim under a Transaction Agreement from commencing that claim. However, if for any reason more than one amount is paid in respect of the same Loss, the Buyer must procure that the additional amount is immediately repaid to one or more Seller Group Members nominated by the Seller so as to give full effect to clause 7.9(a).

7.10	Mitigation of loss

(a)	The Buyer must:

(1)	take, and procure that each other Buyer Group Member and Target Entity takes, all reasonable actions to mitigate any Loss that may give rise to a Claim; and

(2)	not omit, and procure that no other Buyer Group Member or Target Entity omits, to take any reasonable action that would mitigate any Loss that may give rise to a Claim.

(b)	If the Buyer does not comply with clause 7.10(a) and compliance with clause 7.10(a) would have mitigated the Loss, the Seller is not liable for the amount by which the Loss would have been reduced.

7.11	General limitations

The Seller is not liable under a Claim for any Loss or amount described below to the extent that Loss or amount:

(a)	(contingent losses): is a contingent Loss, unless and until the Loss becomes an actual Loss and is due and payable;

(b)	(pre Completion actions): arises from an act or omission by or on behalf of a Seller Group Member or a Target Entity before Completion that was done or made:

(1)

(2)	with the consent of a Buyer Group Member; or

(3)	at the direction or instruction of a Buyer Group Member;

(c)	(post Completion conduct): arises from anything done or not done after Completion by or on behalf of a Buyer Group Member or a Target Entity other than in the ordinary course of business and other than an act or omission of a Buyer Group Member or a Target Entity:

(1)	in reliance of this agreement or to satisfy an obligation under this agreement of the Buyer (including under clause 7.10);

7 Qualifications and limitations on Claims

(2)	to satisfy an obligation under any legislation, regulations or judicial or governmental requirement in force as at Completion; or

(3)	to satisfy an obligation under any contract to which a Target Entity is a party as at Completion;

(d)	(promoted claims): arises from a Third Party Claim that is attributable to anything done or not done after Completion by or on behalf of a Buyer Group Member or a Target Entity that was calculated or intended to cause the Third Party Claim to be made;

(e)	(non compliance): if the Buyer has failed to materially comply with clauses 8.1, 8.2 or 8.3;

(f)	(breach of law or contract): could only have been avoided by a Seller Group Member breaching its obligations at law;

(g)	(change of law or interpretation): arises from:

(1)	the enactment or amendment of any legislation or regulations;

(2)	a change in the judicial or administrative interpretation of the law; or

(3)	a change in the practice or policy of any Governmental Agency,

after the date of this agreement, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect;

(h)	(change in ownership): would not have arisen but for a change in ownership of the Target Entities, or a restructure of the Business, after Completion;

(i)	(change in accounting policy): would not have arisen but for a change after Completion in any accounting policy or practice of a Buyer Group Member or a Target Entity that applied before Completion;

(j)	(change of Business): arises out of the cessation or alteration of the Business after Completion;

(k)	(legal costs): is not a reasonable legal cost;

(l)	(consequential loss): is special loss or damage, indirect loss or damage or consequential loss or damage;

(m)	(loss of profits): is loss of profits of the Business after Completion or loss of business opportunities; or

(n)	(remediable loss): is remediable, provided it is remedied to the satisfaction of the Buyer, acting reasonably, within 30 Business Days after the Seller receives written notice of the Claim under clause 8.1(a).

7.12	Other limitations

(a)	The Seller is not liable under a Claim for any Loss or amount described below:

(1)	(inconsistent position): Loss that arises from a Target Entity taking a position in relation to the application of a Tax Law that is inconsistent with the position taken by that Target Entity before Completion (including any position adopted in relation to the preparation of any Pre Completion Returns or in relation to the calculation of any reserve or provision relating to Tax or Duty in the Completion Accounts), unless the Target Entity is required to adopt an inconsistent position to comply with a Tax Law;

(2)	(failure to take action): Loss that arises from a Target Entity’s failure to take any action after Completion required by, or that should reasonably be taken under, any applicable Tax Law in relation to any Tax or Duty (including any failure to take any such action within the time allowed);

7 Qualifications and limitations on Claims

(3)	(action contrary to Completion Accounts): Loss that arises from a failure by a Buyer Group Member or a Target Entity to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion, the making, giving or doing of which was taken into account or assumed in computing the provision for Tax in the Completion Accounts; or

(4)	(provisions in accounts): any amount that has been included as a provision, allowance, reserve or accrual in the Accounts or the Completion Accounts or that arises in respect of a matter that has been noted in the Accounts or the Completion Accounts.

(b)	If a Target Entity takes a position in relation to the application of a Tax Law that is inconsistent with the position taken by that Target Entity before Completion, the Buyer must notify the Seller of the change specifying the circumstances of the inconsistent position, at least 21 days before the Target Entity adopts it.

7.13	Buyer benefits

In assessing any Loss recoverable by the Buyer as a result of any Claim, there must be taken into account any benefit accruing to the Buyer Group (including any amount of any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law obtained or obtainable by the Buyer Group and any amount by which any Tax for which the Buyer Group is or may be liable to be assessed or accountable is reduced or extinguished), arising directly or indirectly from the matter that gives rise to that Claim.

7.14	Sole remedy

(a)	It is the intention of the parties that the Buyer’s and Buyer Group’s sole remedies in connection with the Sale will be as set out in this agreement.

(b)	No Seller Group Member has any liability to a Buyer Group Member or a Target Entity:

(1)	in connection with the Sale or the matters the subject of this agreement or the Disclosure Materials; or

(2)	resulting from or implied by conduct made in the course of communications or negotiations in respect of the Sale or the matters the subject of this agreement or the Disclosure Materials,

under a Claim unless the Claim may be made under the terms of this agreement or arises out of a statutory right or other claim that cannot be excluded by contract.

(c)	The Buyer must not, and must procure that each Target Entity and other Buyer Group Member does not, make a Claim:

(1)	that the Buyer would not be entitled to make under this agreement or that is otherwise inconsistent with the Buyer’s entitlement to make a Claim under this agreement;

(2)	against any current or former director, officer or employee of any Seller Group Member or any Seller Group Representative or Adviser; or

(3)	against a Seller Group Member that is not a party to this agreement,

and the Buyer acknowledge that to do so would be to seek to circumvent the parties’ intention expressed in clause 7.14(a).

8 Procedures for dealing with Claims

7.15	Payments affecting the Purchase Price

(a)	Any payment made by a Seller Group Member to a Buyer Group Member or a Target Entity in respect of any Claim will be in reduction of the Purchase Price.

(b)	Any payment (including a reimbursement) made by a Buyer Group Member or a Target Entity to a Seller Group Member in respect of any Claim will be an increase in the Purchase Price.

7.16	Independent limitations

Each qualification and limitation in this clause 7 is to be construed independently of the others and is not limited by any other qualification or limitation.

8	Procedures for dealing with Claims

8.1	Notice of Claims

(a)	(Actual Claims): The Buyer must promptly notify the Seller if:

(1)	it decides to make a Claim against the Seller that either alone or together with other Claims exceeds any applicable thresholds set out in clause 7.5(a); or

(2)	a Third Party Claim or Tax Demand is made that may give rise to a Claim against the Seller.

(b)	(Potential Claims): Without limiting clause 8.1(a) the Buyer must also promptly notify the Seller if:

(1)	the Buyer believes that it would be entitled to make a Claim against the Seller but for the thresholds set out in clause 7.5(a); or

(2)	the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim or Tax Demand) that may give rise to a Claim against the Seller, whether alone or with any other Claim or circumstances or with the passage of time).

(c)	(Details required): The Buyer must include in each notice given under clauses 8.1(a) or 8.1(b) all relevant details (including the amount) then known to a Buyer Group Member or a Target Entity of:

(1)	the Claim and if applicable, any other Claims that together with the Claim give rise to any applicable thresholds in clause 7.5(a) being exceeded;

(2)	if applicable, the Third Party Claim or Tax Demand; and

(3)	the events, matters or circumstances giving rise to the Claim.

(d)	(Extracts): The Buyer must also include in each notice given under clause 8.1(a) or 8.1(b) an extract of:

(1)	any part of a Demand (including a Tax Demand) that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and

(2)	if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Governmental Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis.

8 Procedures for dealing with Claims

(e)	(Demands): The Buyer must provide a copy of any document referred to in clause 8.1(d) to the Seller as soon as practicable and in any event within 5 days of receipt of that document by a Buyer Group Member or a Target Entity.

(f)	(Developments): The Buyer must also, on an on-going basis, keep the Seller informed of all developments in relation to the Claim notified under clause 8.1(a) or 8.1(b).

(g)	(Compliance): If the Buyer does not fully comply with this clause 8 in respect of a Claim, the Seller is not liable under the Claim to the extent that the non-compliance has increased the amount of the Claim.

8.2	Third Party Claims

The following additional obligations apply in respect of the Third Party Claims:

(a)	(No admission): The Buyer must not, and must ensure that each Target Entity and Buyer Group Member does not:

(1)	accept, compromise or pay;

(2)	agree to arbitrate, compromise or settle; or

(3)	make any admission or take any action in relation to,

a Third Party Claim that may lead to liability on the part of the Seller under a Claim without the Seller’s prior written approval (such approval not to be unreasonably withheld, delayed or conditioned).

(b)	(Defence of claim): Following receipt of a notice under clause 8.1(a) in respect of a Claim that arises from or involves or could potentially involve a Third Party Claim, the Seller may, by giving written notice to the Buyer, assume the conduct of the defence of the Third Party Claim.

(c)	(Seller assumes conduct): If the Seller advises the Buyer that it wishes to assume the conduct of the defence of the Third Party Claim, at the Seller’s cost:

(1)	(Buyer action): The Buyer must promptly take, and must procure that each Buyer Group Member and Target Entity promptly takes, all action reasonably requested by the Seller to avoid, contest, compromise or defend the Third Party Claim, including using professional advisers nominated by the Seller and approved by the Seller for this purpose;

(2)	(access): The Buyer must provide, and must procure that each Buyer Group Member and Target Entity provides, the Seller with all reasonable assistance requested by it in relation to the Third Party Claim, including providing access to witnesses and documentary or other evidence relevant to the Third Party Claim, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Seller Group Members and the Target Entities.

(d)	(Conduct of claim by Seller): If the Seller assumes the conduct of the defence of a Third Party Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Seller must:

(1)	act in good faith;

(2)	liaise with the Buyer in relation to the defence of the Third Party Claim;

(3)	provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim;

8 Procedures for dealing with Claims

(4)	not take any action that materially prejudices or is likely to materially prejudice in any material respect the goodwill or reputation of the business of the Buyer Group or any Target Entity; and

(5)	indemnify the Buyer and Target Entities against any Loss which may be suffered or incurred because of compliance with the Seller’s directions.

(e)	(Buyer assumes conduct): If the Seller advises the Buyer that it does not wish to assume the conduct of the defence of the Third Party Claim, then the Buyer must procure that any Buyer Group Member or Target Entity that is conducting any proceedings or actions in respect of that Third Party Claim:

(1)	acts in good faith;

(2)	liaises with the Seller as reasonably requested in relation to the defence of the Third Party Claim; and

(3)	provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim.

(4)	not take any action that materially prejudices or is likely to materially prejudice in any material respect the goodwill or reputation of the business of the Seller or the Seller Group.

8.3	Tax Demands

The following additional obligations apply in respect of Claims arising from or involving a Tax Demand:

(a)	(No admission): The Buyer must not, and must ensure that each Target Entity and Buyer Group Member does not:

(1)	accept, compromise or pay;

(2)	agree to arbitrate, compromise or settle; or

(3)	make any admission or take any action in relation to,

a Tax Demand that may lead to liability on the part of the Seller under a Claim without the prior written approval of the Seller (which must not be unreasonably withheld or delayed). However, the Buyer or a Target Entity may pay any Tax or Duty to a Governmental Agency by the due date for payment without affecting any of its rights under this agreement.

(b)	(Payment if not contesting a Tax Demand): If the Seller does not advise the Buyer that it wishes to contest the Tax Demand then the Seller must pay in Immediately Available Funds and as a reduction in the Purchase Price the amount notified by the Buyer by the later of:

(1)	5 Business Days before the due date for payment to the Governmental Agency; or

(2)	10 Business Days after receipt of the notice given by the Buyer under clause 8.1.

(c)	(Contesting a Tax Demand): Following receipt of a notice under clause 8.1 in respect of a Claim that arises from or involves a Tax Demand, the Seller may, by written notice to the Buyer no later than 5 Business Days before the date due for payment of the relevant Tax or Duty advise the Buyer that it wishes to contest the Tax Demand.

(d)	(Procedure for contesting a Tax Demand): If the Seller advises the Buyer that it wishes to contest the Tax or Duty the subject of the Tax Demand under clause 8.3(c) then:

9 Buyer Warranties

(1)	(Payment of Tax): The Seller must pay the Buyer, in Immediately Available Funds and as a reduction in the Purchase Price, so much of the Tax or Duty as is required by the relevant Governmental Agency to be paid while any action is being taken under this clause 8.3 by the date that is the later of 2 Business Days before the due date for payment to the Governmental Agency and 10 Business Days after receipt of the notice given by the Buyer under clause 8.1; and

(2)	(Objection to Tax Demand or Disputing Action): At the Seller’s written request, the Buyer must take, or procure that the person required to pay the Tax or Duty (Tax Payor) takes such Disputing Action in a timely manner in relation to the Tax Demand as the Seller may reasonably require. The Buyer will not be obliged to take any Disputing Action under this clause 8.3(d)(2) unless the grounds of objection are considered to have a reasonable chance of success, set out in an opinion from a reputable tax practitioner (reasonably acceptable to the Seller) provided to the Buyer as soon as is reasonably practicable.

(e)	(Conduct of proceedings by the Seller): If the Seller contests the Tax Duty the subject of a Tax Demand then the Buyer must follow, and must procure that each Buyer Group Member and Target Entity follows, all reasonable directions of the Seller relating to the conduct of any Disputing Action contemplated by this clause 8.3(e), including using professional advisers nominated by the Seller. In making any such directions, the Seller must:

(1)	act in good faith;

(2)	liaise with the Buyer in relation to conduct of Disputing Action contemplated by this clause 8.3(e); and

(3)	provide the Buyer with reasonable access to a copy of any notice, correspondence of other document relating to that Disputing Action.

(4)	not take any action that materially prejudices or is likely to materially prejudice in any material respect the goodwill or reputation of the business of the Buyer or any Target Entity; and

(5)	indemnify the Buyer and Target Entities against any Loss which may be suffered or incurred because of compliance with the Sel’er’s directions.

(f)	(Access): The Buyer must provide, and must procure that each Buyer Group Member and Target Entity provides, the Seller with all reasonable assistance requested by it in relation to the Tax Demand and the Disputing Action contemplated by this clause 8.3 including providing, at the Seller’s cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members and the Target Entities.

9	Buyer Warranties

9.1	Buyer Warranties

The Buyer gives the Buyer Warranties in favour of the Seller on the date of this agreement and the Buyer Warranties will be deemed to be repeated immediately before Completion.

10 Period after Completion

9.2	Independent Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

9.3	Reliance

The Buyer acknowledges that the Seller has entered into this agreement and will complete this agreement in reliance on the Buyer Warranties.

10	Period after Completion

10.1	Appointment of proxy

(a)	From Completion until the Sale Shares are registered in the name of the Buyer, the Seller must:

(1)	appoint the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings and exercise the votes attaching to the Sale Shares;

(2)	not attend and vote at any shareholders’ meetings;

(3)	take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs.

(b)	The Buyer indemnifies the Seller against all Loss suffered or incurred by it arising out of the implementation of any action taken in accordance with the proxy referred to in clause 10.1(a).

10.2	Access to records by Seller

(a)	The Buyer must procure that all Business Records are preserved in respect of the period ending on the Completion Date until the later of:

(1)	6 years from the Completion Date; and

(2)	any date required by an applicable law.

(b)	After Completion the Buyer must, on reasonable notice from the Seller:

(1)	provide the Seller and its advisers with reasonable access to the Business Records and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and

(2)	provide the Seller and its advisers with reasonable access to the personnel and premises of the Buyer Group Members and the Target Entities,

for the purpose of assisting the Seller Group Members to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax, Duty or other legal requirements or to conduct legal or arbitration proceedings.

(c)	The Seller must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 10.2(c).

(d)	The Buyer is not obliged to waive legal professional privilege. The Seller must comply with any reasonable steps requested by the Buyer to preserve confidentiality.

10 Period after Completion

(e)	The Buyer agrees that the Seller may retain copies of any Business Records that it may require to enable it to comply with any applicable law after the Completion Date.

10.3	Branding after Completion

(a)	Pursuant to the terms of this agreement and subject to clause 10.3(b), the Seller acknowledges and agrees that the Buyer will acquire, through the acquisition of the Target Entities, all the Seller Group’s and the Target Entities’ right, title and interest, including goodwill, in the following:

(1)	STAYZ trade mark and the STAYZ logo set out in Schedule 15;

(2)	OCCUPANCY trade mark and OCCUPANCY logo set out in Schedule 15;

(3)	YESBOOKIT trade mark;

(4)	RENT-A-HOME trade mark; and

(5)	TAKEABREAK trade mark.

(b)	The Buyer acknowledges and agrees that a Seller Group Member holds all right, title and interest in the trade marks FAIRFAX, DOMAIN, TRAVELLER, HOLIDAYS AWAY, COUNTRY SHED and 52 WEEKENDS AWAY, including all goodwill in such trade marks, and the Buyer must not, and must ensure that each Buyer Group Member and Target Entity does not, use on a transitional basis or otherwise:

(1)	FAIRFAX, DOMAIN, TRAVELLER, HOLIDAYS AWAY, COUNTRY SHED, 52 WEEKENDS AWAY; or

(2)	any other Seller Trade Mark; or

(3)	any word, expression, letter, name, logo or mark that is similar to or likely to be confused with FAIRFAX, DOMAIN, TRAVELLER, HOLIDAYS AWAY, COUNTRY SHED, 52 WEEKENDS AWAY or any other Seller Trade Mark, including in any form that a Target Entity has used before Completion, either on its own or in combination with other material, as a trade mark, logo, get up or business, domain or company name or as a keyword in any search engine optimisation strategy or tool.

10.4	Pre-Completion tax returns

(a)	The parties will co-operate in connection with the preparation and filing of any Tax return or Tax statement of a Target Entity with respect to a period or part period before the Completion Date and any administrative proceeding involving any such Tax return or Tax statement.

(b)	The Seller will, at its own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements of each Target Entity to the extent they relate to any periods (or part periods) ending on or before the Completion Date (Pre Completion Returns).

(c)	The Seller must provide a draft of each income tax and GST Pre-Completion Return working papers to the Buyer as soon as available but no later than 20 Business Days (or, in the case of a Pre Completion Tax Return that concerns GST, no later than 5 business days) before it is due to be lodged for the Bu’er’s records .

(d)	The Seller must procure that each Pre Completion Return is filed by the due date for filing.

10 Period after Completion

(e)	The Seller will provide to the Buyer any working papers reasonably requested by the Buyer in relation to a Pre Completion Return but only to the extent that the working papers relate exclusively to a Target Entity. For the avoidance of doubt, the Seller has no obligation to provide any working papers that relate to the Seller Group (other than the Target Entities).

(f)	The Buyer will, at its own cost and expense, have the sole control of the preparation and filing of all Tax returns, forms or statements of each Target Entity for any period that includes, but does not end on or before the Completion Date (Straddle Returns).

(g)	The Buyer must procure that each Straddle Return is filed by the due date for filing.

(h)	Except in relation to the preparation of Pre Completion Returns and Straddle Returns (to which clauses 10.4(b) to 10.4(g)10.4(g) apply) the parties agree that it is the intention for the Seller to have the right to determine, control and where appropriate participate in the disclosure (including manner of disclosure) of any material or information to a Governmental Agency and any other dealings with the Governmental Agency in relation to Tax to the extent such disclosure or other dealings is in respect of any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before, on, or as a result of, Completion (Pre Completion Tax Event).

(i)	Without limiting clause 10.4(h)10.4(h), from and after Completion the Buyer agrees that it will, and will procure that each Target Entity and Buyer Group Member will:

(1)	(not disclose any information or material to a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Seller (which consent will not be unreasonably withheld or delayed), except as required by law;

(2)	not make any admission of liability, or any agreement, compromise or settlement with a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Seller (such approval not to be unreasonably withheld or delayed); and

(3)	promptly provide the Seller with copies of any correspondence with, or material provided to or by, a Governmental Agency and keep the Seller informed of any oral discussions with a Governmental Agency in relation to a Pre Completion Tax Event.

(j)	If the Buyer provides a notice under clause 8.1 in respect of a Claim that arises from or involves a Tax Demand, then at all times from the date of receipt of that notice the provisions of clause 8.3 will apply to that Tax Demand or the Tax or Pre Completion Tax Event the subject of that Tax Demand and not this clause 10.4.

10.5	Post Completion assistance for Buyer Group

If after Completion the Seller Group or their advisors retain any information which is necessary for, or if the Buyer Group requires after Completion any reasonable assistance for:

(a)	the integration of the Target Entities into the Buyer Group;

(b)	the operation of the Business by the Buyer Group and the Target Entities after Completion; or

(c)	the accounting and filing requirements of the Buyer or Bu’er’s Guarantor which are related to the transactions contemplated by this agreement,

11 Protection of the Business

the Seller and Sel’er’s Guarantor must, and they must procure that each relevant member of the Seller Group, make available such information and assistance as is reasonably requested by the Buyer Group. The Seller and the Sel’er’s Guarantor must also, at the cost of the Buyer, use reasonable endeavours to procure that their advisors (including auditors) make available such information and assistance as is reasonably requested by the Buyer Group.

11	Protection of the Business

11.1	Non-Compete

Subject to clauses 11.2 to 11.9, during the Restricted Period, the Seller must not directly or indirectly engage or be involved or interested in, and must procure that no other Seller Group Member whilst it is a Related Body Corporate of the Seller, directly or indirectly engages or is involved or interested in a Protected Business in or from the Restricted Area.

11.2	Severability

If any part of an undertaking in this clause 11 or clause 12 is unenforceable it may be severed without affecting the remaining enforceability of that or the other undertakings. Each undertaking formed from each combination of each part of the definitions of Restricted Period and Restricted Area with Protected Business is a separate undertaking and the invalidity or unenforceability of one does not affect the validity or enforceability of another.

11.3	Definitions

The meanings of the following terms used in this document are set out below.

Term	Meaning
Protected Business	a business that is an online marketplace that allows consumers to search for and book (either through the business itself or directly with a property owner or manager) holiday rental accommodation (which for the avoidance of doubt, excludes hotel accommodation) which business competes with the Business..

Restricted Period	the period from Completion up to the expiration of: 1 3 years from the Completion Date; 2 2 years from the Completion Date; 3 1 year from the Completion Date; and 4 6 months from the Completion Date.

11 Protection of the Business

Term	Meaning
Restricted Area	1 Australia;; 2 New South Wales, Victoria and Queensland; 3 New South Wales and Victoria.

Seller Group Member	For the purposes of this clause 11 and clause 12, but subject to clause 11.6, Seller Group Member does not include MMP Holdings Pty Limited (MMP) or any subsidiary of MMP.

11.4	Seller not restricted

(a)	Nothing in this clause 11 or clause 12 in any way restricts a Seller Group Member from directly or indirectly engaging in or being involved in:

(1)	a business conducted by the Seller Group Member other than a Target Entity prior to Completion as such business was conducted prior to Completion;

(2)	a business which conducts advertising of non-holiday rental properties to a target audience that is predominantly seeking non-short stay rental accommodation;

(3)	display or pay performance advertising for a Third Party that engages or is involved or interested in a Protected Business(regardless of platform, including but not limited to paper, mobile or web);

(4)	a business that is an editorial based media business (regardless of platform, including paper, mobile or web) under a brand owned by a Seller Group Member including but not limited to under the TRAVELLER brand.

11.5	Acquisitions and portfolio holdings

(a)	Subject to clause 11.5(b), nothing in this clause 11 or clause 12 in any way prohibits a Seller Group Member from acquiring a controlling interest in:

(1)	any other company (in this clause 11.5, a relevant company) being a company that is itself or that has a subsidiary that is directly or indirectly engaged or concerned or interested in a Protected Business provided that the Protected Business is an incidental or ancillary part of the business conducted by relevant company and its subsidiaries; or

(2)	any business (in this clause 11.5 an acquired business) that involves partly a Protected Business provided that the Protected Business is an incidental or ancillary part of the acquired business conducted.

11 Protection of the Business

(b)	If a Seller Group Member acquires a controlling interest in a relevant company or acquired business described in clause 11.5(a)(1) or 11.5(a)(2) it must within 90 Business Days of that acquisition, cease the incidental or ancillary part of the acquired business that is a Protected Business (Affected Business) or commence a bona fide sale process that is likely to result in a sale or disposal of the Affectied Business in a reasonable period of time. If the Seller Group Member cannot complete the sale of the Affected Business by the date that is 180 days after commencement of the bona fide sale process (Sale Sunset Date), it must cease carrying on the Affected Business within a further 15 days of the Sale Sunset Date. During the period from the acquisition of the controlling interest in the Affected Business to either cessation or sale, as the case requires, the Seller must not and must procure that no Seller Group Member does provide financial or business support or advice outside the ordinary course of business in order to expand the Affected Business in any material respect.

(c)	Nothing in this clause 11nor clause 12 in any way restricts a Seller Group Member from holding up to a 5% interest in any entity (as defined in the Corporations Act) or any similar stock market outside Australia provided such holding is only a passive portfolio holding for investment purposes (where the Seller Group Member does not exercise an active role in the operational direction or management of the relevant company), even if that company carries on a business that competes with the Business .

11.6	Change of control – Seller

If:

(a)	a company that is not a Seller Group Member as at the Completion Date (in this clause 11.6 an acquirer) acquires a controlling interest in the Seller or a Seller Group Member following the Completion Date; and

(b)	the acquirer, or any Related Body Corporate of the acquirer that was not a Seller Group Member as at the Completion Date (acquirer group member), is engaged or concerned or interested in any business or activity that competes with the Business as carried on at Completion (acquirer’s business), then nothing in this clause 11 or clause 12 prohibits the acquirer from acquiring the controlling interest in the Seller or Seller Group Member nor prohibits the acquirer or any acquirer group member from continuing to carry on the acquirer’s business or other activity.

11.7	MMP

The Seller represents and warrants that MMP does not carry on a Protected Business and that, so far as the Seller is aware, MMP has no intention to become involved in a Protected Business. The Seller further covenants that:

(a)	if a Seller Group Member acquires control (as that term is defined in section 50AA of the Corporations Act) of MMP, the Seller must procure that MMP complies with this clause 11 and clause 12 as if it were a Seller Group Member; and

(b)	it must not provide, and must procure that no Seller Group Member provides, financial or business support or advice in order to enable MMP to establish or carry on a Protected Business.

11.8	Acknowledgment

The Seller acknowledges that all the prohibitions and restrictions contained in this clause 11 and clause 12 are reasonable in the circumstances and necessary to protect the goodwill of the Business as at the Completion Date.

12 No solicitation

11.9	Benefits not assignable

If all or substantially all of the Business is sold by a Buyer Group Member to any person who is not a Buyer Group Member (New Buyer), the Buyer must not assign its rights under this clause 11 or under clause 12 to the New Buyer without the Seller’s consent.

12	No solicitation

During the Restricted Period and in the Restricted Area, the Seller must not, and must procure that no Seller Group Member whilst it is a Related Body Corporate of the Seller:

(a)	approaches, any Employee of the Business for the purpose of recruiting that person. This restriction does not apply where a person responds to an advertisement published by a Seller Group Member that is targeted to a wide audience of potential applicants; or

(b)	approaches any person who was a customer of the Target Entities in the two years leading up to Completion for the purpose of soliciting, canvassing or securing custom in respect of a business that is a Protected Business, excluding, to avoid doubt, in respect of advertising (including display or pay performance advertising) for any business conducted by the Seller Group from time to time provided that business of the Seller Group is not a Protected Business; or

(c)	approaches, any person who was a supplier of the Target Entities in the two years leading up to Completion to induce or attempt to induce them to cease to supply or restrict or vary their terms of supply to the Buyer Group or Target Entities.

13	Confidentiality and announcements

13.1	Agreed announcement

A party may not make any other public announcement relating to this agreement or a Transaction Agreement (including the fact that the parties have executed this agreement or any Transaction Agreement) unless the other party has consented to the announcement, including the timing, form and content of that disclosure, or unless the announcement would be permitted under an exemption in clauses 13.2(a)(1) or 13.2(a)(2).

13.2	Confidentiality

(a)	Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this agreement or any Transaction Agreement or the terms of the Sale other than to the extent that:

(1)	the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(2)	the recipient is required to disclose the information by applicable law or the rules of any recognised stock exchange on which its shares or the shares of any of its Related Bodies Corporate are listed or proposed to be listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure;

14 Duties, costs and expenses

(3)	the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(4)	the disclosure is required by law in Australia or elsewhere (other than under section 275 of the PPSA to the extent that disclosure is not required under that section if it would breach a duty of confidence);

(5)	the disclosure is required for use in legal proceedings regarding this agreement or the Sale; or

(6)	the party to whom the information relates has consented in writing before the disclosure.

(b)	Each recipient must ensure that its directors, officers, employees, agents, representatives and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 13.2.

(c)	From Completion, the Buyer may disclose confidential information relating to the business of a Target Entity except to the extent that such information relates to a Seller Group Member or its business.

(d)	Nothing in this agreement is to be construed as constituting the consent of a party, with respect to a Security Interest created by this agreement, to the disclosure of the terms of this agreement for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this agreement will, after the date of this agreement, consent to the disclosure of the terms of this agreement to an interested person for the purpose of section 275 of the PPSA.

(e)	To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this agreement waives its right to receive any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

14	Duties, costs and expenses

14.1	Duties

(a)	The Buyer must pay all Duty in respect of the execution, delivery and performance of this agreement.

(b)	The Buyer must procure that after Completion the Target Entitiespay all Duty in respect of the execution, delivery and performance of each Transaction Agreement save for the the Intellectual Property Assignment Deed and the Perpetual Licence.

(c)	The Seller must pay all Duty in respect of the execution, delivery and performance of the Intellectal Property Assignment Deed and the Perpetual Licence.

14.2	Costs and expenses

(a)	Unless otherwise provided for in this agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement (including each Transaction Agreement).

15 GST

(b)	Any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

15	GST

15.1	Definitions

Words used in this clause 15 that have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise.

15.2	GST

(a)	Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

(b)	To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clause 15.2(b) applies:

(1)	the supplier must determine the amount of the GST component of the consideration payable; and

(2)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.

15.3	Tax invoices

The supplier must issue a Tax Invoice to the recipient of a supply to which clause 15.2 applies no later than 7 days following payment of the GST inclusive consideration for that supply under that clause.

15.4	Reimbursements

If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

16 Guarantee by Seller’s Guarantor

15.5	Information, returns and accounting to end GST Group

After Completion:

(a)	the Buyer must ensure that each Target Entity gives the representative member of the Seller’s GST Group on a timely basis, all information that the Target Entity holds that is needed to lodge any GST return; and

(b)	the Seller must ensure that the representative member of the Seller’s GST Group with effect from the Completion Date:

(1)	applies to the Commissioner of Taxation to revoke the approval of the Target Entity as a member of the Seller’s GST Group; and

(2)	lodges the GST returns for the final period in which the Target Entity was a member of the Seller’s GST Group and remits all amounts in respect of GST to the Commissioner of Taxation as and when required by the GST Law.

15.6	Supplies between former members of the GST Group

If:

(a)	before Completion a Target Entity is a member of the Seller’s GST Group;

(b)	the Target Entity has made a supply to, or has been the recipient of a supply made by, another member of the Seller’s GST Group;

(c)	due to Completion the Target Entity ceases to be eligible to be a member of the Seller’s GST Group;

(d)	because the supply would have been to another member of the Seller’s GST Group, the supply would not have been treated as a taxable supply if it had been made while the Target Entity was a member of the Seller’s GST Group;

(e)	the supply is pursuant to an agreement made before Completion;

(f)	that agreement does not contain a provision requiring the recipient to pay to the supplier any amount in respect of GST in addition to the consideration otherwise payable for the supply; and

(g)	the consideration negotiated by the parties for the supply was not calculated to include GST, then after Completion, the Seller (if the recipient of a taxable supply is not the Target Entity) or the Buyer (if the recipient of a taxable supply is the Target Entity) must ensure that the recipient of a taxable supply indemnifies the supplier of a taxable supply for any GST payable in respect of a supply and pays the amount of that GST in addition to the consideration for the supply.

16	Guarantee by Seller’s Guarantor

16.1	Guarantee and indemnity

Subject to clause 16.7, the Seller’s Guarantor unconditionally and irrevocably guarantees to the Buyer on demand, the due and punctual performance of the Seller’s obligations under this agreement.

16 Guarantee by Seller’s Guarantor

16.2	Extent of guarantee and indemnity

The liability of the Seller’s Guarantor under this clause 16 is not affected by anything that, but for this clause 16, might operate to release or exonerate the Seller’s Guarantor in whole or in part from its obligations including any of the following, whether with or without the consent of the Seller’s Guarantor:

(a)	the grant to the Seller or any Other Person of any time, waiver or other indulgence, or the discharge or release of the Seller, or any Other Person from any liability or obligation;

(b)	any transaction or arrangement that may take place between the Buyer, the Seller, or any Other Person;

(c)	the Buyer exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Seller or any Other Person;

(d)	the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Buyer from the Seller, or any Other Person or by the taking of or failure to take any security;

(e)	the failure or omission or any delay by the Buyer or the Seller to give notice to the Seller’s Guarantor of any default by the Seller or any other person under this agreement; and

(f)	any legal limitation, disability, incapacity or other circumstances related to the Seller, or any Other Person.

16.3	Principal and independent obligation

This clause 16 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this agreement as amended, varied, supplemented, renewed or replaced.

16.4	Continuing guarantee and indemnity

This clause 16 is a continuing obligation of the Seller’s Guarantor, despite Completion, and remains in full force and effect for so long as the Seller has any liability or obligation to the Buyer under this agreement and until all of those liabilities or obligations have been fully discharged.

16.5	Currency

The Seller’s Guarantor must pay all moneys that it becomes liable to pay under this clause 16 in the currency in which they are payable under this agreement and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.

16.6	No set off

The Seller’s Guarantor has no right to set off, deduct or withhold any moneys that it may be or become liable to pay under this clause 16, against any moneys that the Buyer or any other Buyer Group Member may be, or become, liable to pay to a Seller Group Member whether under this agreement or otherwise.

16.7	Seller’s Guarantor’s liability

The Seller’s Guarantor’s liability in respect of any Claim shall not exceed the Seller’s liability in respect of that Claim.

16.8	Assigning benefit

The Buyer may assign the benefit of this clause 16 without the Seller’s Guarantor’s consent if the Buyer assigns the benefit of this agreement with the Seller’s consent.

17 Guarantee by Buyer’s Guarantor

17	Guarantee by Buyer’s Guarantor

17.1	Guarantee and indemnity

Subject to clause 17.7, the Buyer’s Guarantor unconditionally and irrevocably guarantees to the Seller on demand, the due and punctual performance of the Buyer’s obligations under this agreement.

17.2	Extent of guarantee and indemnity

The liability of the Buyer’s Guarantor under this clause 17 is not affected by anything that, but for this clause 17, might operate to release or exonerate the Buyer’s Guarantor in whole or in part from its obligations including any of the following, whether with or without the consent of the Buyer’s Guarantor:

(a)	the grant to the Buyer, or any Other Person of any time, waiver or other indulgence, or the discharge or release of the Buyer or any other person from any liability or obligation;

(b)	any transaction or arrangement that may take place between the Seller, the Buyer or any Other Person;

(c)	the Seller exercising or refraining from exercising its rights under any security or any other rights, powers or remedies against the Buyer or any Other Person;

(d)	the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Seller from the Buyer or any Other Person or by the taking of or failure to take any security;

(e)	the failure or omission or any delay by the Seller or the Buyer to give notice to the Buyer’s Guarantor of any default by the Buyer or any other person under this agreement; and

(f)	any legal limitation, disability, incapacity or other circumstances related to the Buyer, or any Other Person.

17.3	Principal and independent obligation

This clause 17 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this agreement as amended, varied, supplemented, renewed or replaced.

17.4	Continuing guarantee and indemnity

This clause 17 is a continuing obligation of the Buyer’s Guarantor, despite Completion, and remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller under this agreement and until all of those liabilities or obligations have been fully discharged.

17.5	Currency

The Buyer’s Guarantor must pay all moneys that it becomes liable to pay under this clause 17 in the currency in which they are payable under this agreement and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.

18 Notices
17.6	No set off

The Buyer’s Guarantor has no right to set off, deduct or withhold any moneys that it may be or become liable to pay under this clause 17, against any moneys that the Seller or any other Seller Group Member may be, or become, liable to pay to a Buyer Group Member whether under this agreement or otherwise.

17.7	Buyer’s Guarantor’s liability

The Buyer’s Guarantor’s liability in respect of any Claim shall not exceed the Buyer’s liability in respect of that Claim.

17.8	Assigning benefit

The Seller may assign the benefit of this clause 17 without the Buyer’s Guarantor’s consent if the Seller assigns the benefit of this agreement with the Buyer’s consent.

18	Notices

18.1	Form of Notice

A notice or other communication to a party under this agreement (Notice) must be:

(a)	in writing and in English; and

(b)	addressed to that party in accordance with the details nominated in Schedule 1 (or any alternative details nominated to the sending party by Notice).

18.2	How Notice must be given and when Notice is received

(a)	A Notice must be given by one of the methods set out in the table below.

(b)	A Notice is regarded as given and received at the time set out in the table below.

However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

Method of giving Notice	When Notice is regarded as given and received

By hand to the nominated address	When delivered to the nominated address

By pre-paid post to the nominated address	At 9.00am (addressee’s time) on the second Business Day after the date of posting

By fax to the nominated fax number

At the time indicated by the sending party’s transmission equipment as the time that the fax was sent in its entirety.

However, if the recipient party informs the sending party within 4 hours after that time that the fax transmission was illegible or incomplete, then the Notice will not be regarded as given or received. When calculating this 4 hour period, only time within a business hours period is to be included.

19 General

18.3	Notice must not be given by email or other electronic communication

A Notice must not be given by email or other electronic means of communication (other than fax as permitted in clause 18.2).

19	General

19.1	Governing law and jurisdiction

(a)	This agreement is governed by the law in force in New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

19.2	Service of process

(a)	Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 18.

19.3	Invalidity and enforceability

(a)	If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)	Clause 19.3(a) does not apply where enforcement of the provision of this agreement in accordance with clause 19.3(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

19.4	Waiver

(a)	No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

(b)	In this clause 19.4:

(1)	conduct includes delay in the exercise of a right;

(2)	right means any right arising under or in connection with this agreement and includes the right to rely on this clause; and

(3)	waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

19 General

(c)	A provision of, or a right, discretion or authority created under, this agreement may not be:

(1)	waived except in writing signed by the party granting the waiver; and

(2)	varied except in writing signed by the parties.

(d)	A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this agreement does not result in a waiver of that right, power, authority, discretion or remedy.

19.5	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

19.6	Assignment

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other parties.

(b)	A breach of clause 19.6(a) by a party entitles the other parties to terminate this agreement.

(c)	Clause 19.6(b) does not affect the construction of any other part of this agreement.

19.7	Further action to be taken at each party’s own expense

Subject to clause 14, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it.

19.8	Relationship of the parties

(a)	Nothing in this agreement gives a party authority to bind any other party in any way.

(b)	Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party.

19.9	Exercise of rights

(a)	Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)	A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement. Any conditions must be complied with by the party relying on the consent, approval or waiver.

19.10	Remedies cumulative

Except as provided in this agreement and permitted by law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this agreement.

19 General

19.11	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this agreement by signing any counterpart.

19.12	No merger

The Warranties, Buyer Warranties and undertakings in this agreement will not merge on Completion.

19.13	Entire Agreement

This agreement states all the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter other than the Confidentiality Agreement.

19.14	No reliance

No party has relied on any statement by the other party not expressly included in this agreement.

19.15	Default Interest

(a)	If a party fails to pay any amount payable under this agreement on the due date for payment, that party must in addition to a continuing liability to pay the amount unpaid pay interest on the amount unpaid at the higher of the Interest Rate plus 3% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

(b)	The interest payable under clause 19.15(a):

(1)	accrues from day to day from and including the due date for payment up to and including the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

(2)	may be capitalised by the person to whom it is payable at monthly intervals on the basis of a 360 day year.

(c)	The right to require payment of interest under this clause 19.15 is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

(d)	A failure to pay any amount under this agreement is not remedied until both the amount unpaid and any interest payable under this clause 19.15 have been paid in full.

19.16	Benefits held on trust

(a)	The Seller holds the benefit of each indemnity, promise and obligation in this agreement expressed to be for the benefit of a director, officer or employee of a Seller Group Member, or for the benefit of a Seller Group Member or Seller Group Representative or Adviser that is not a party to this agreement, on trust for that director, officer, employee, Seller Group Member or Seller Group Representative or Adviser.

19 General

(b)	The Buyer holds the benefit of each indemnity, promise and obligation in this agreement expressed to be for the benefit of a director, officer or employee of a Buyer Group Member or Target Entity, or for the benefit of a Buyer Group Member or Target Entity that is not a party to this agreement, on trust for that director, officer, employee, Buyer Group Member or Target Entity.

(c)	Except where an indemnity, promise or obligation is expressly stated to be for the benefit of a third party, no person (including an Employee) other than the Buyer and the Seller, has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

19.17	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Schedules

Table of contents

Notice details	48

Warranties	49

Buyer Warranties	62

Completion Steps	64

Completion Accounts	69

Pro forma Completion Accounts	76

Structure Diagram	78

Trade Marks	79

Domain Names	82

Resignation letter	87

Intellectual Property Assignment Deed	88

Perpetual Licence	89

Superannuation Funds	90

Transferring Assets	91

Logos	93

Target Employees	94

Schedule 1

Notice details

Seller:

Attn: Group General Counsel and Company Secretary

Fairfax Digital Pty Limited

1 Darling Island Road

Pyrmont

NSW 2009

Fax: +61 02 9282 1633

Seller’s Guarantor

Attn: Group General Counsel and Company Secretary

Fairfax Media Limited

1 Darling Island Road

Pyrmont

NSW 2009

Fax: +61 02 9282 1633

Buyer:

Attn: The General Counsel

Address: 1011 W. Fifth Street, Suite 300, Austin, TX 78703

Fax:

Buyer’s Guarantor:

Attn: The General Counsel

Address: 1011 W. Fifth Street, Suite 300, Austin, TX 78703

Fax:

Schedule 2

Warranties

1	Ownership and structure

1.1	Group structure

(a)	The structure diagram for the Target Entities set out in Schedule 7 is accurate and complete and, except where indicated, shareholdings are 100%.

(b)	No Target Entity is the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated).

1.2	Ownership

At Completion:

(a)	the Seller is the legal and beneficial owner of the Sale Shares;

(b)	the Buyer will acquire all of the issued capital of Stayz Pty Limited; and

(c)	the Buyer will acquire the full legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances, subject to registration of the Buyer in the register of shareholders.

1.3	No Encumbrances or other arrangements

For each Target Entity:

(a)	at Completion all of its shares are free and clear of all Encumbrances;

(b)	its shares can be sold and transferred free of any competing rights, including pre-emptive rights or rights of first refusal;

(c)	its shares are fully paid and no money is owing in respect of them;

(d)	it is not under an obligation to issue, and no person has the right to call for the issue or transfer of, any shares or other securities in it at any time; and

(e)	it has not issued securities with conversion rights to shares or securities in it and there are no agreements or arrangements under which options or convertible notes have been issued by it.

2	Power and authority

2.1	No legal impediment

The execution, delivery and performance by the Seller and the Sel’er’s Guarantor of this agreement:

(a)	complies with its constitution; and

Schedule 2 Warranties

(b)	does not constitute a breach of any law, or cause or result in a default under any Encumbrance, undertaking or instrument, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

2.2	Corporate Authorisations

All necessary authorisations for the execution, delivery and performance by the Seller of this agreement in accordance with its terms have been obtained or will be obtained before Completion.

2.3	Power and capacity

The Seller has full power and capacity to own its own assets and to enter into and perform its obligations under this agreement.

2.4	Incorporation

The Seller is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

2.5	Target Entities

Each Target Entity:

(a)	is duly incorporated under the laws of the place of its incorporation;

(b)	has the power to own its assets and carry on the Business as it is being carried on at Completion;

(c)	is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary; and

(d)	has conducted the Business in compliance with the constitution or other constituent documents of that Target Entity.

2.6	No trust

The Seller enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

3	Accounts

3.1	Basis of preparation

(a)	The Accounts have been prepared in the manner described in the notes to them.

(b)	The audited Accounts present a true and fair view of the assets and liabilities of the Target Entities as at the Accounts Date and of the performance of the Target Entities for the year ended on that date in accordance with the recognition and measurement principles of Australian accounting standards as described in the notes to the financial report.

Schedule 2 Warranties

(c)	The Accounts have been prepared on a consistent basis with the basis adopted by the Target Entities for the financial year ended on 24 June 2012, except as set out in the notes to the Accounts.

3.2	Management accounts

The Management Accounts fairly represent the financial position of the Business as at 31 October 2013 and for the financial performance of the Business for the four months to 31 October 2013 and are prepared on a consistent basis with earlier management accounts of the Target Entities disclosed in the Disclosure Materials.

3.3	Since the Accounts Date

Since 31 October 2013, the Target Entities have carried on the Business in the ordinary and usual course in all material respects and, apart from the transactions contemplated by the Transaction Agreements, there has been no material adverse effect in relation to the Target Entities or their prospects.

4	Records and corporate matters

4.1	Accounts and records

The Business Records other than accounting records:

(a)	have been properly maintained in all material respects;

(b)	for employee records, contain adequate and suitable records regarding the service of each of the Employees.

4.2	Rectification of registers

No Target Entity has received notice of any application or intended application for the rectification of its register of members or any other register that it is required by law to maintain.

5	Contracts

5.1	Default by Target Entity

No Target Entity is in default, or would be in default but for the requirements of notice or lapse of time, under any agreement to which it is a party, where such default will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group.

5.2	Default by Third Party

So far as the Seller is aware, no other party to any agreement to which a Target Entity is a party is in default, or would be in default but for the requirements of notice or lapse of time, under that agreement, where such default will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group.

Schedule 2 Warranties

5.3	Notices

So far as the Seller is aware, as at the date of this agreement no Target Entity has received, or given, any notice of termination of any agreement to which it is a party that will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group.

5.4	Offers

No outstanding offer, tender or quotation has been given or made by a Target Entity that is capable of giving rise to a contract merely by any unilateral act of a Third Party other than in the ordinary course of the Business.

6	Financing arrangements

6.1	Financings

There are no:

(a)	financing agreements or arrangements entered into by a Target Entity for the borrowing of money;

(b)	debentures, hedging arrangements, bonds, notes or similar debt instruments issued by a Target Entity, (whether by one instrument or by all of the instruments in a series);guarantees given by a Target Entity, or to which a Target Entity is otherwise subject, in relation to any other Target Entity or any other person;

(c)	Encumbrances over the assets or securities of a Target Entity; or

(d)	financing arrangements that restrict the disposal of a Target Entity,

other than as set forth in the Accounts, as at the Accounts Date or the Completion Accounts as at the Completion Date.

6.2	No Defaults

There is no existing or unremedied breach of, or any event of default, cancellation event, prepayment event or similar event under, any agreement or arrangement referred to in paragraph 6.1 of this Schedule 2 and the transactions contemplated by this agreement will not trigger any such breach, event of default, cancellation event, prepayment event or similar event.

6.3	No demands

No notices or demands have been served on a Target Entity that remain outstanding in relation to default or non-compliance under an agreement or arrangement referred to in paragraph 6.1 of this Schedule 2.

6.4	Enforcement

So far as the Seller is aware, no legal or enforcement action has been taken, or demand has been made, by any party to enforce any security or other arrangement referred to in paragraphs 6.1(c) or 6.1(c) of this Schedule 2 that will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group.

Schedule 2 Warranties

7	Assets

7.1	Material Assets

All the assets listed in the Accounts will be at Completion:

(a)	fully paid for;

(b)	either the absolute property of a Target Entity free and clear of all Encumbrances or used by a Target Entity under a contract under which it is entitled to use the assets on the terms and conditions of such contract;

(c)	except as disclosed in the Disclosure Materials, not the subject of a Security Interest which has been perfected by the secured party possessing or controlling the personal property;

(d)	not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business.

7.2	Sufficiency of assets

Except as contemplated or provided for under a Transaction Agreement, the tangible assets listed in the asset register provided to the Buyer in the Data Room and the Intellectual Property Rights which the Target Entities own or are licensed to use, are all of the assets that are material for the conduct of the Business in the manner in which the Business has been conducted in the 12 month period prior to Completion.

8	Properties

8.1	Interests in land

No Target Entity has any interest in land.

9	Intellectual Property Rights

9.1	Ownership

(a)	Except as contemplated or provided for by a Transaction Agreement, a Target Entity is the sole legal and beneficial owner (free of Encumbrances) of, or is validly licensed to use, the Intellectual Property Rights that are material for the conduct of the Business.

(b)	A Target Entity is the registered proprietor of the Trade Marks, free and clear of all Encumbrances.

(c)	A Target Entity is the registrant in respect of the Domain Names listed in Part A of Schedule 9.

(d)	The Domain Names listed in Part B of Schedule 9 are transferrable to a Target Entity and will be transferred prior to Completion.

(e)	The Domain Names are all the domain names used in the Business at the date of this agreement.

Schedule 2 Warranties

9.2	Infringement

No person is infringing any Business Intellectual Property or Third Party Intellectual Property other than patents where the infringement will, or would reasonably be likely to, have a Material Adverse Effect on a Target Entity. So far as the Seller is aware, no person is infringing any Business Intellectual Property or Third Party Intellectual Property comprising patents where the infringement will, or would reasonably be likely to, have a Material Adverse Effect on a Target Entity.

9.3	No breach of licence

The Target Entities are not, and no Seller Group Member is in respect of the Business, in material breach or default of any licence to use Intellectual Property Rights required for the Business (nor would it be in breach or default but for the requirements of notice or lapse of time) and as far as the Seller is aware, neither is any other party.

9.4	Infringement of Third Party rights

The conduct of the Business by the Target Entities does not infringe or make unauthorised use of any Intellectual Property Rights of any person, including any contractors that have been appointed to provide services in connection with the Business, and as far as the Seller is aware there are no allegations (or any basis on which such an allegation could be made) that such infringement or unauthorised use has occurred.

9.5	Sufficiency

Except as contemplated or provided for by a Transaction Agreement, the Business Intellectual Property and the Third Party Intellectual Property are all the Intellectual Property Rights that are material for the conduct of the Business.

9.6	Registrations current

All registrations for the registered Trade Marks and the Domain Names are, at the date of this agreement, current, and all registration fees and any renewal fees in respect of such registrations have been paid.

9.7	Open source software

The Seller has fully and fairly disclosed in the Disclosure Materials all open source software used in respect of the Business or incorporated into any software or processes of the Target Entities. All open source software used by the Business is used materially in accordance with any licensing requirements.

9.8	Confidentiality terms for competitors

Except as disclosed in the Disclosure Letter, no confidential information, trade secrets, knowhow or proprietary Inellectual Property Rights of a material nature to the Business have been disclosed by the Target Entities to a third party competitor or potential competitior of the Business except pursuant to a confidentiality deed enforceable by a Target Entity.

Schedule 2 Warranties

10	Information Technology

10.1	Systems

The information technology and telecommunications systems, hardware and software owned or used exclusively by the Target Entities in the conduct of the Business as at the date of this agreement (Systems):

(a)	together with the telecommunications systems, hardware and software provided for under a Transaction Agreement, comprise all the information technology and telecommunications systems, hardware and software which is material for the conduct of the Business;

(b)	so far as the Seller is aware, are free from material defects in design, material and workmanship; and

(c)	so far as the Seller is aware, comply with the manufacturer’s or licensor’s (as applicable) specifications.

10.2	Software

Each Target Entity either owns or is validly licensed to use the software comprised in the Systems which is material for it to conduct the Business.

10.3	No Systems failures

In the 12 months before the date of this agreement there have been no bugs in, outages, failures, breakdowns or substandard performance of, any Systems that have had any Material Adverse Effect on the Business.

10.4	Source Code

The source code for the software owned by the Target Entities and comprised in the Systems is in the possession of the Target Entities and such source code is sufficient to enable the Target Entities to support, modify and develop such software.

10.5	Security

The Target Entities apply reasonable security measures which are designed to prevent unauthorised access or damage to the Systems or destruction or corruption of data stored on or processed by the Systems.

10.6	Viruses

The Systems use technology which is designed to prevent viruses, Trojan worms and other software program, routine, file or code designed to permit unauthorised access or damage to the Systems or destruction or corruption of any data stored on or processed by the Systems.

10.7	Time Bombs

So far as the Seller is aware, the Systems are free from any time bomb or any other software program designed to disable use of the Systems, except those intended to prevent unauthorised use of software licensed to the Target Entities.

Schedule 2 Warranties

11	Litigation, compliance and Authorisations

11.1	No Material Proceedings

No Target Entity or Seller Group Member is as at the date of this agreement a party to any investigation, prosecution, arbitration or litigation that will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group (Material Proceedings).

11.2	No pending Material Proceedings

There are no disputes or threatened disputes that will, or would reasonably be likely to, give rise to any Material Proceedings against a Target Entity.

11.3	Compliance

(a)	Each Target Entity has complied in all material respects with applicable laws where non-compliance will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity.

12	Employees

12.1	Employee entitlements

(a)	The Employee Entitlement List accurately sets out the period of service, remuneration package, applicable allowances and accrued leave (including long service leave, annual leave and personal/carer’s leave) for each Employee as at the date of Completion.

(b)	Except as disclosed in the Employee Entitlement List or otherwise arising in the ordinary course of business before the Completion Date, as at Completion no Target Entity is under any liability to any Employee for any pension, lump sum retiring allowance or redundancy payment or any liability with respect to annual, long service or personal leave.

(c)	Except as disclosed in the Disclosure Materials, Employees are not entitled to participate in any share incentive scheme, share option scheme, bonus, commission or profit sharing scheme or other employee incentive scheme.

(d)	Except as disclosed in the Disclosure Materials, Employees are not entitled to be paid by the Target Entities any amount, and are not entitled to any other benefit or special entitlement or right, upon a change of control of any of the Target Entities.

12.2	No breach

No Target Entity is in material breach or default of any agreement, arrangement or understanding with an Employee (nor would it be in breach but for the provision of notice or lapse of time).

12.3	Union agreements

No Target Entity is a party to any workplace agreement with a trade union or industrial organisation, group of employees or individual employees in respect of the Employees and their employment and no industrial awards or workplace agreements apply to any Employees, except as disclosed in the Disclosure Materials.

Schedule 2 Warranties

12.4	No Employee disputes

(a)	No Target Entity is currently involved in any dispute with any union or Employee and no Target Entity has been involved in any such dispute at any time within the 6 months preceding the date of this agreement that will, or would reasonably be likely to, have a Material Adverse Effect on Stayz Group. No Target Entity is aware of any reason that will, or could reasonably be expected to, give rise to such a dispute.

12.5	Sufficiency of employees

Except as contemplated or provided for under a Transaction Agreement or disclosed in the Disclosure Materials, the FDANZ Target Employees listed in Schedule 16 are all of the employees that are material for the conduct of the Business. Except for the provision of services which are to be provided under the Transitional Servies Agreement, there are no contractors retained by the Seller Group who are material for the conduct of the Business.

12.6	Assignment of Intellectual Property

All employees or contractors engaged in respect of the Business have executed agreements pursuant to which they assign any Intellectual Property Rights developed during their engagement to a Target Entity or, where such Intellectual Property Rights are to be transferred pursuant to the Intellectual Property Assignment Deed or licensed under the Perpetual Licence, to the Seller Group Members who are a party to the Intellectual Property Assignment Deed or Perpetual Licence.

13	Employee superannuation funds

13.1	Funds

The Seller’s Fund and the External Funds are the only superannuation funds:

(a)	in operation in relation to the Employees; and

(b)	to which the Seller and the Target Entities contribute or are obliged to contribute in respect of the Employees,

(c)	and no Employee is a “defined benefit member” as defined in regulation 1.03 of the Superannuation Industry (Supervision) Regulations 1994 (Cth).

13.2	Funding

With respect to the Seller’s Fund and the External Funds the prescribed minimum level of superannuation support in respect of each Employee has been provided so as not to incur a shortfall amount under the Superannuation Guarantee (Administration) Act 1992 (Cth).

Schedule 2 Warranties

14	Solvency

14.1	No liquidation

Neither the Seller nor any Target Entity has:

(a)	gone, or is proposed to go, into liquidation;

(b)	passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(c)	received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act.

14.2	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Seller or any Target Entity and, so far as the Seller is aware, there are no circumstances justifying such a petition or other process.

14.3	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed, over the whole or a substantial part of the undertaking or property of the Seller or a Target Entity, and, so far as the Seller is aware, there are no circumstances justifying such an appointment.

14.4	Solvency

Each Target Entity is able to pay its debts as and when they fall due. No Target Entity is taken under applicable laws to be unable to pay its debts or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

15	Insurance

15.1	Disclosure

The Disclosure Materials contain complete and accurate particulars of all current insurance policies taken out in respect of a Target Entity or the Business immediately prior to Completion to the extent that such policies relate to a Target Entity (Insurances).

15.2	Currency

Each Insurance is currently in full force and effect and all applicable premiums have been paid.

15.3	No claims

(a)	There are no outstanding claims made by a Target Entity or any person on its behalf under an Insurance or an insurance policy previously held by a Target Entity.

Schedule 2 Warranties

(b)	Any claim that might be made against any Target Entity by an Employee or workman or Third Party in respect of any accident or injury is fully covered by insurance, subject to deductibles.

15.4	Insurance required by law

Each Target Entity has effected all insurances required by law to be effected by it, subject to deductibles.

16	Taxes and Duties

16.1	Tax paid

Any Tax or Duty arising under any Tax Law payable in respect of any transaction, income or assets of a Target Entity or the Seller’s Head Company for all periods up to the time immediately after Completion will have been paid, or will have been fully included in the Completion Accounts as a tax provision, reserve, accrual or allowance.

16.2	Provision in Accounts

Adequate provision has been made in the Accounts for any Tax for which a Target Entity is liable but which is unpaid in respect of any transaction or event occurring or income derived up to the Accounts Date.

16.3	Withholding tax

Any obligation on a Target Entity under any Tax Law to withhold amounts at source has been complied with.

16.4	No capital gains tax relief

No Target Entity has sought capital gains tax relief under sub-division 126B of the ITAA 1997 or section 160ZZO of the ITAA 1936 in respect of any asset acquired by any Target Entity and that is still owned by any Target Entity immediately after Completion.

16.5	Records

Each Target Entity and the Seller’s Head Company has maintained proper and adequate records to enable it to comply in all material respects with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)	prepare any accounts necessary for compliance with any Tax Law;

(c)	support any position taken by a Target Entity; and

(d)	retain necessary records as required by any Tax Law.

Schedule 2 Warranties

16.6	Returns submitted

Each Target Entity and the Seller’s Head Company has submitted any necessary information, notices, computations and returns to the relevant Governmental Agency in respect of any Tax or any Duty relating to the Target Entities.

16.7	No Tax audit

The Seller is not aware of any pending or threatened Tax or Duty audit relating to a Target Entity or the Seller’s Head Company.

16.8	No disputes

There are no disputes between a Target Entity or the Seller’s Head Company and any Governmental Agency in respect of any Tax or Duty.

16.9	Stamping

(a)	All documents and transactions entered into by a Target Entity that are required to be stamped have been duly stamped.

(b)	No Target Entity, in the past 3 years, has been a party to, or involved in, a transaction or event under which stamp duty corporate reconstruction relief has been obtained.

16.10	Consolidation

(a)	Each Target Entity will be taken to have been a member of the Seller’s Consolidated Group at all times on and from 14 August 2013.

(b)	The Seller’s Tax Sharing Agreement covers all Group Liabilities of the Seller’s Consolidated Group in the manner described in section 721-25 of the ITAA 1997.

(c)	The payments made before Completion by each Target Entity to the Seller’s Head Company as contemplated by clause 3.43.4 represent the amount that is necessary to enable that Target Entity to leave the Seller’s Consolidated Group at Completion clear of any Group Liability in respect of which the Group Liability Date is after Completion in accordance with section 721-35 of the ITAA 1997.

(d)	All necessary actions were taken such that each Target Entity left the Sel’er’s Consolidated Group free and clear of any liability to Tax in respect of the Sel’er’s Consolidated Group on 11 March 2011.

16.11	GST

Each Target Entity has complied in all material respects with all laws, contracts, agreements or arrangements binding on it relating to GST and, where a Target Entity has the right to require another party to any such agreement or arrangement to pay to it an amount of GST, it has enforced that right.

Schedule 2 Warranties

17	Accuracy of information

17.1	Schedules

The information set out in Schedule 7, Schedule 8, Schedule 9, Schedule 13, Scheudle 14 and Schedule 16 is complete and accurate in all material respects.

17.2	Data Room information

So far as the Seller is aware, the information set out in the Data Room is complete and accurate in all material respects and is not misleading.

Schedule 3

Buyer Warranties

1	No legal impediment

The execution, delivery and performance by the Buyer of this agreement:

(a)	complies with its constitution; and

(b)	does not constitute a breach of any law, or cause or result in default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

2	Corporate Authorisations

All necessary authorisations for the execution, delivery and performance by the Buyer of this agreement in accordance with its terms have been obtained or will be obtained before Completion.

3	Power and capacity

The Buyer has full power to and capacity to own its own assets and to enter into and perform their obligations under this agreement.

4	Incorporation

The Buyer is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

5	No trust

The Buyer enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

6	No liquidation

The Buyer has not:

(a)	gone, or is proposed to go, into liquidation;

Schedule 3 Buyer Warranties

(b)	passed a winding-up resolution or commenced steps for winding-up or dissolution; or

(c)	received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act.

7	No winding-up process

No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Buyer and, so far as the Buyer is aware, there are no circumstances justifying a petition or other process.

8	No receiver or manager

No receiver, receiver and manager, judicial manager, liquidator, administrator or like official has been appointed over the whole or a substantial part of the undertaking or property of the Buyer, and, so far as the Buyer is aware, there are no circumstances justifying such an appointment.

9	Solvency

The Buyer is able to pay its debts as and when they fall due. The Buyer is not taken under applicable laws to be unable to pay its debts and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts.

10	No known Claims

As at the date of this agreement, the Buyer is not aware of any breach of Warranty or of any matter that may result in a Claim.

Schedule 4

Completion Steps

1	Buyer’s pre-completion actions

At least 2 Business Days before Completion the Buyer must have:

(a)	notified the Seller of any directors, secretaries and public officers of the Target Entities whom it wishes to resign from Completion;

(b)	notified the Seller of any persons it wishes to be appointed as a director, secretary or public officer of a Target Entity from Completion and deliver to the Seller a consent to act and notification of interests signed by each such person; and

(c)	notified the Seller of the address, if any, to which the registered office of each Target Entity is to be changed following Completion.

2	Seller’s pre-Completion actions

2.1	Transfer of employees

(a)	Before Completion the Seller itself must have procured, or have procured that a Target Entity, makes an offer of employment (Offer) to each FDANZ Target Employee pursuant to the terms of this paragraph 2 of Schedule 4.

(b)	Each Offer must have been made on terms and conditions that are the same or no less favourable when taken as a whole as the terms and conditions of employment of the relevant FDANZ Target Employee at the date of this agreement.

(c)	The Seller must use, and must procure that FDANZ uses, reasonable endeavours to encourage each FDANZ Target Employee to accept the Offer.

(d)	On or before Completion, the Seller must, and must procure that each Seller Group Member must, transfer to the relevant Target Entity the Employee Entitlements in relation to each FDANZ Employee that has accepted an Offer.

(e)	The Buyer will also be entitled to (but not obligated to) request that a Target Entity makes an offer of employment prior to Completion to each of Georgia Byrne and Jose Ferreira on terms and conditions that are the same or no less favourable when taken as a whole as their existing terms and conditions of employment, in which case the Seller must use, and must procure that FDANZ uses, reasonable endeavours to encourage such persons to accept the Offer. If such persons accept an Offer, they shall be treated as transferring Employees for the purpose of this agreement.

2.2	Transfer of assets

On or before Completion, the Seller must, and must procure that each Seller Group Member must, transfer to a Target Entity the assets which are set out in Schedule 14 which are used exclusively in connection with the Business at the depreciated book value.

Schedule 4 Completion Steps

2.3	Board resolutions

(a)	On or before Completion the Seller must ensure that a meeting of the directors of Stayz Pty Limited is convened and approves the registration of the Buyer as the holder of the Sale Shares in its register of shareholders and the issue of new share certificates for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in paragraph 3.1(a) of this Schedule 4 and to payment of any Duty on the transfer of Sale Shares.

(b)	On or before Completion the Seller must ensure that a meeting of the directors of each Target Entity is convened and approves (subject to Completion occurring):

(1)	the resignations of existing directors, secretaries and public officers notified under paragraph 1(a) of this Schedule 4;

(2)	the appointment of each person notified under paragraph 1(b) of this Schedule 4 as a director, secretary or public officer (as applicable) of the Target Entity (provided that a consent to act and notification of interest signed by that person has been delivered to the Seller);

(3)	revokes or approves changes to bank account signatories and authorities as required by the Buyer;

(4)	any change of auditor of the Target Entities required by the Buyer;

(5)	any change of the registered office of the Target Entity to the address notified under paragraph 1(c) of this Schedule 4; and

(6)	if the Buyer has approved new or amended mandates for the operation of bank accounts by each Target Entity, the update of the mandates with the new mandates.

3	Completion

3.1	Seller’s obligations at Completion

(a)	At Completion, the Seller must give the Buyer the following documents:

	Description	Items to be provided
1	Transitional Services Agreement	executed copies of the Transitional Services Agreement, in the agreed form or such other form agreed between the Seller and the Buyer in their absolute discretion.

2	Perpetual Licence	executed copies of the Perpetual Licence, in the agreed form or such other form agreed between the Seller and the Buyer in their absolute discretion.

3	Intellectual Property Assignment Deed	executed copies of the Intellectual Property Assignment Deed, in the agreed form or such other form agreed between the Seller and the Buyer in their absolute discretion.

3	Intellectual Property Assignment Deed	executed copies of the Intellectual Property Assignment Deed, in the agreed form or such other form agreed between the Seller and the Buyer in their absolute discretion.

Schedule 4 Completion Steps

	Description	Items to be provided
4	other Transaction Agreements, if applicable	copies of each Property Licence, the Online Advertising Agreement and Display Advertising Agreement duly executed by Stayz Pty Limited and a member of the Seller Group, in the agreed form or such other form agreed between the Seller and the Buyer in their absolute discretion.

5	share certificates	share certificates for the Sale Shares and any other documents necessary to establish the Buyer’s title to the Sale Shares and that may be required by a Target Entity for registration of the transfer of the Sale Shares to the Buyer and share certificates for each other Target Entity.

6	share transfers	completed share transfers of the Sale Shares to the Buyer, executed by or on behalf of the Seller.

7	board resolutions	evidence that the board resolutions referred to in paragraph 2.3 of this Schedule 4 have been passed.

8	officer resignations	signed resignations of each director, secretary and public officer of each Target Entity notified to the Seller under paragraph 1 of this Schedule 4 in the form of Schedule 10.

9	auditor resignation	if requested by the Buyer, the signed resignation of the auditors of each Target Entity.

10	Exit Payment receipt and deed of release	for each Target Entity, evidence of receipt of payment of the Exit Payment; and

11	Domain Name transfers	documents evidencing the transfer of registration of each Domain Name listed in Part B of Schedule 9 or otherwise take such actions as are reasonably necessary to transfer such Domain Names to a Target Entity as soon as practicable after Completion.

Schedule 4 Completion Steps

(b)	Subject to the Buyer complying with its obligations under paragraph 3.2 of this Schedule 4, at Completion, the Seller must make available to the Buyer:

	Description	Items to be provided
1	corporate documents	the certificate of incorporation, all prescribed registers, all statutory, minute and other Business Records of each Target Entity and all unused share certificate forms.

2	books and ledgers	all ledgers, journals and books of account of each Target Entity.

3	cheque books	all cheque books of each Target Entity and a list of all bank accounts maintained by each Target Entity in its name.

4	title documents	all documents of title in the possession of a Target Entity relating to the ownership of a Target Entity’s assets.

(c)	Subject to the Buyer complying with its obligations under paragraph 3.2 of this Schedule 4, at Completion the Seller must complete each Transaction Agreement in accordance with its terms.

3.2	Buyer’s obligations at Completion

At Completion the Buyer must:

(a)	pay the Seller the Completion Payment in Immediately Available Funds without counterclaim or set-off; and

(b)	execute and deliver the share transfers of the Sale Shares.

Schedule 4 Completion Steps

4	Post Completion actions

Immediately following Completion, the Buyer and the Seller must procure that the relevant ASIC forms are lodged to reflect the actions taken under this Schedule 4.

Schedule 5

Completion Accounts

1	Definitions

The meanings of the terms used in this agreement are set out below.

Term	Meaning
Accounting Standards

1  the accounting standards required under the Corporations Act (including the Approved Accounting Standards issued by the Australian Accounting Standards Board) and other mandatory professional reporting requirements issued by the joint accounting bodies (including the Australian Accounting Standards issued either jointly by CPA Australia and the Institute of Chartered Accountants in Australia; and

2  if no accounting standard applies under the Corporations Act or other mandatory professional reporting requirements, the principles set out in Australian Statements of Accounting Concepts.

Actual Completion Net Working Capital	an amount equal to the net working capital (being total assets less total liabilities), as set out in the final Completion Accounts (as adjusted by the Expert’s Report, if applicable).

Disputed Matters	is defined in paragraph 3.2 of this Schedule 5.

Employee Entitlement	Long service leave and annual leave.

Expert	the expert appointed in accordance with paragraph 3.4 of Schedule 5.

Expert’s Report	is defined in paragraph 3.4 of this Schedule 5.

Initial Expert Appointment Period	is defined in paragraph 3.4 of Schedule 5.

Reference Net Working Capital	$(3,396,440).

Review Period	is defined in paragraph 3.1 of this Schedule 5.

Seller’s Report	is defined in paragraph 3.2 of this Schedule 5

Schedule 5 Completion Accounts

2	Preparation of draft Completion Accounts

2.1	Preparation and delivery of the Completion Accounts

Subject to the Seller performing its obligations under paragraph 4 (a) of this Schedule 5, the Buyer must procure that no later than 40 Business Days after the Completion Date draft Completion Accounts are prepared in accordance with this Schedule 5 and in the format set out in Schedule 6 and delivered to the Seller.

2.2	Applicable accounting principles, policies and procedures

The Completion Accounts must be prepared in accordance with, in order of precedence:

(a)	the specific principles and policies set out in the attachment to this Schedule 5;

(b)	principles, policies and procedures used to prepare the Accounts as set out in the Accounts; and

(c)	where an item is not covered by the accounting principles, policies and procedures referred to in paragraphs 2.2 (b) or 2.2(b) of this Schedule 5, in accordance with the Accounting Standards.

3	Review of draft Completion Accounts

3.1	Review by Seller

The Seller must complete its examination and review of the draft Completion Accounts within 30 Business Days after receipt of them (Review Period) and deliver to the Buyer the report contemplated by paragraph 3.2 of this Schedule 5 by the end of the Review Period.

3.2	Report by Seller

(a)	The Seller must deliver to the Buyer, by no later than the end of the Review Period, a report (Seller’s Report) stating whether or not the Seller agrees with the Adjustment Amount and the allocation of the Adjustment Amount amongst the Sale Shares in the draft Completion Accounts.

(b)	If the Seller does not agree with the Adjustment Amount or its allocation in the draft Completion Accounts the Seller must also set out in the Seller’s Report:

(1)	the matters in respect of which it disagrees with the draft Completion Accounts (Disputed Matters);

Schedule 5 Completion Accounts

(2)	the grounds on which the Seller disagrees with the draft Completion Accounts; and

(3)	its opinion as to the Adjustment Amount and the allocation of the Adjustment Amount amongst the Sale Shares.

3.3	Agreement or failure by Seller to report

If the Seller:

(a)	states in its Seller’s Report that it agrees with the Adjustment Amount and its allocation amongst the Sale Shares in the draft Completion Accounts; or

(b)	does not deliver the Seller’s Report as required under paragraph 3.2 of this Schedule 5;

then the draft Completion Accounts delivered under paragraph 2.1 of this Schedule 5 will be deemed to be the final Completion Accounts and will be conclusive, final and binding on the parties.

3.4	Disagreement or failure to provide report

(a)	Subject to paragraph 3.4 (b) of this Schedule 5, if the Seller does not agree with the Adjustment Amount in the draft Completion Accounts, and the Seller’s Report contains the matters referred to in paragraph 3.2 of this Schedule 5 then the Seller and the Buyer must enter into good faith negotiations and use all reasonable endeavours to agree the Disputed Matters.

(b)	Despite paragraph 3.4 (a) of this Schedule 5, the Seller may not dispute:

(1)	any amount where the aggregate amounts in dispute are less than $50,000; and

(2)	an individual line item in the draft Completion Accounts where the amount in dispute in relation to that line item is less than $10,000.

(c)	If the Seller and the Buyer cannot agree the Disputed Matters within 30 Business Days after delivery of the Seller’s Report (or such longer period as the Buyer and the Seller agree) then the unresolved Disputed Matters must be referred for resolution to an independent person agreed by the Seller and the Buyer within a further 10 Business Days (the Initial Expert Appointment Period). If they cannot agree on who the independent person will be, the Seller and the Buyer must promptly request The Institute of Arbitrators and Mediators Australia to appoint an independent person to determine the unresolved Disputed Matters, which person must be an accountant with at least 15 years’ experience and who is currently practising at a top-tier or mid-tier accounting firm.

(d)	If the Buyer or the Seller fails to cooperate with the other party to request The Institute of Arbitrators and Mediators Australia to nominate a suitable accountant to determine the unresolved Disputed Matters in accordance with paragraph 3.4 (c) of this Schedule 5 within 10 Business Days of the end of the Initial Expert Appointment Period, then that other party is hereby irrevocably appointed as attorney for the Buyer or the Seller (as the case may be) to:

(1)	Request The Institute of Arbitrators and Mediators Australia to nominate a suitable accountant to determine the unresolved Disputed Matters; and

(2)	instruct the Expert in accordance with paragraph 3.4 (e) of this Schedule 5, provided that they do so both as principal and as attorney for the Buyer or Seller (as the case may be) and that the terms of the request and the instructions do not require prejudicially different treatment of the Buyer and the Seller.

Schedule 5 Completion Accounts

(e)	The person agreed or nominated under paragraph 3.4 (c) or paragraph 3.4 (d) of this Schedule 5 will be the ‘Expert’ for the purposes of this Schedule 5.

(f)	The Buyer and the Seller must instruct the Expert to decide within the shortest practicable time the Disputed Matters, and the Adjustment Amount by applying the principles set out, or referred to, in this Schedule 5 in accordance with this Schedule 5 and to deliver to the Buyer and the Seller a report (Expert’s Report), that contains a copy of the amended Completion Accounts (if any) and that states, on the basis of the Expert’s decision, its opinion as to:

(1)	the Disputed Matters;

(2)	the Adjustment Amount; and

(3)	the allocation of the Expert’s costs in accordance with paragraph 3.6 of this Schedule 5.

3.5	Conclusiveness of Expert’s report

(a)	The Expert will act as an expert, not as an arbitrator, in determining the dispute.

(b)	The Expert’s determination in relation to the Disputed Matters, the Adjustment Amount and the allocation of its costs must be made as soon as possible

(c)	The Expert’s decision will be final, conclusive and binding (except in the case of manifest error).

3.6	Costs

(a)	Except as contemplated in paragraph 3.6 (b) of this Schedule 5, each party must bear its own costs in complying with this Schedule 5 and in particular:

(1)	the Seller must bear the costs of the Seller’s Accountants; and

(2)	the Buyer must bear the costs of the Buyer’s Accountants.

(b)	The cost of the Expert (if appointed), including any appointment fee payable to The Institute of Arbitrators and Mediators Australia under paragraph 3.4 of this Schedule 5, must be paid by the party against whom the determination of the Expert is made and the parties must instruct the Expert to make a decision on this matter. If the Expert is, for any reason whatsoever, unable to make a decision on the matter and so certifies to the Seller and the Buyer, the costs of the Expert must be shared equally and paid by the Seller and the Buyer.

4	Access to information

(a)	The Seller must:

(1)	permit representatives of the Buyer and the Buyer’s Accountants to have access to and take extracts from the books, correspondence, accounts or other Business Records relating to the Target Entities for the period before Completion in the Seller’s possession or control as the Buyer and the Buyer’s Accountant’s reasonably request in relation to the preparation of, and agreement to, the draft Completion Accounts; and

Schedule 5 Completion Accounts

(2)	provide or ensure the provision of all information and assistance that may reasonably be requested by the Buyer and the Buyer’s Accountants in relation to the preparation of, and agreement to, the draft Completion Accounts.

(b)	The Buyer must:

(1)	permit representatives of the Seller and the Seller’s Accountants to have access to and take extracts from the books, correspondence, accounts or other records relating to the Target Entities for the period before Completion in the Buyer’s possession or control as the Seller and the Seller’s Accountants reasonably request in relation to the review of, and agreement to, the draft Completion Accounts; and

(2)	ensure that the Seller and the Seller’s Accountants are given full access to the Buyer’s Accountants’ working papers and other supporting material and information of the Buyer’s Accountants relating to the preparation of the draft Completion Accounts as the Seller and the Seller’s Accountants reasonably require to conduct their review of, and agreement to the draft Completion Accounts.

5	Completion Accounts: principles, policies and procedures

5.1	Timing

The Completion Accounts must be prepared without regard to any events that occur after Completion or as a consequence of the Sale (save for the Employee Entitlement adjustment as set out in 5.6(c) of this Schedule 5.

5.2	End of financial year

The Completion Accounts must be prepared as if they were being prepared at the end of the financial year of the Target Entities.

5.3	Segregated funds and retention payable

(a)	Subject to paragraph 5.3 (b), 5.3(c) and 5.3 (d) of this Schedule 5, the parties acknowledge that the Stayz Group is being sold on a cash free and debt free basis.

(b)	Segregated funds will be left in the Business at Completion equal to the “Amounts due in relation to bookings” as stated in the Completion Accounts and as set out in paragraph 5.5 (b) of this Schedule 5.

(c)	A retention amount in respect of part of the consideration payment relating to the acquisition of Occupancy Pty Limited (plus all applicable interest payable on that amount up to the Completion Date) will be left in the Business at Completion equal to the “Retention payable” as stated in the Completion Accounts.

(d)	To the extent that the cash amount left in the Business as at Completion is greater than the “Segregated funds -Amounts due in relation to bookings” and “Segregated funds—Retention payable”, such amount will be provided for in the Completion Accounts and taken into account in the calculation of the Adjustment Amount as set out in the Pro forma Completion Accounts in Schedule 6.

Schedule 5 Completion Accounts

5.4	Receivables

(a)	(Trade and other receivables) The basis of preparation and methodology for calculating the provision for doubtful debts will remain unchanged between the Accounts and the Completion Accounts.

(b)	(Accrued revenue) The basis of preparation and methodology for calculating accrued revenue will remain unchanged between the Accounts and the Completion Accounts although the parties agree to use subsequently invoiced amounts, where known, through the end of the40 Business Day perid referred to in paragraph 5.4 of this Schedule 5.

5.5	Payables

(a)	(Trade payables and accruals) Liabilities for trade payables and other amounts are carried at amortised cost which is the fair value of the consideration to be paid in the future for goods and services received.

(b)	(Amounts due in relation to bookings) Liabilities are recognised in relation to monies held on behalf of property owners.

(c)	(Deferred Income) The basis of preparation and methodology for calculating deferred income will remain unchanged between the Accounts and the Completion Accounts.

5.6	Employees

(a)	(Redundancy provisions)

No provision or deduction will be included in the Completion Accounts relating to redundancies for Employees.

(b)	(Employee entitlements – annual leave and long service leave)

(1)	Current liabilities for annual leave and long service leave are recognised and measured at the amounts expected to be paid when the liabilities are settled.

(2)	Non current long service leave, expected to be payable after twelve months from the balance date is recognised and measured as the present value of expected future payments to be made in respect of services, employee departures and periods of service. Expected future payments are discounted using market yields at balance date on national government bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash outflows.

(3)	Employee benefit on-costs are recognised and included in employee benefit liabilities and costs when the employee benefits to which they relate are recognised as liabilities.

(c)	(Employee Entitlement Adjustment)

(1)	The Employee Entitlement adjustment will recognise any Employee Entitlement relating to the Employees for which the Employee Entitlement is recognised by a Seller Group Member prior to Completion.

(2)	The Employee Entitlement adjustment will be calculated in accordance with paragraph 5.6 (b) of this Schedule 5.

Schedule 5 Completion Accounts

5.7	Tax

(a)	(Income Tax): For the purpose of the Completion Accounts, all current and deferred income tax balances will be calculated as if the income tax laws applicable at the date of signing this agreement applied irrespective of any change of tax laws occurring between the signing date and the Completion Date.

(b)	(Deferred Taxation) Reference Net Working Capital and Actual Completion Net Working Capital will not include any deferred tax assets or liabilities.

5.8	GST

(a)	Revenues, expenses and assets are recognised net of the amount of GST except:

(1)	where the GST incurred on a purchase of goods and services is not recoverable form the taxation authority, in which case the GST is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

(2)	receivables and payables are stated with the amount of GST included.

(b)	This net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in both the Reference Net Working Capital and Actual Completion Net Working Capital.

Schedule 6

Pro forma Completion Accounts

		Reference Net Working Capital ($)	Actual Completion Net Working Capital ($)
	ASSETS
1	Segregated funds – Amounts due in relation to bookings	2,799,136	[insert]
2	Segregated funds – Retention payable	993,344	[insert]
3	Trade receivables	1,433,637	[insert]
4	Provision for doubtful debts	(354,389)	[insert]
5	Other receivables and prepayments	8,709	[insert]
6	GST receivable	21,990	[insert]
7	Accrued revenue	1,292,320	[insert]
8	Cash in excess of the Segregated funds	0
	Total assets	6,194,748	[insert]	(A)

Schedule 6 Pro forma Completion Accounts

		Reference Net Working Capital ($)	Actual Completion Net Working Capital ($)
	LIABILITIES		[insert]
1	Amounts due in relation to bookings	2,799,136	[insert]
2	Retention payable	993,344	[insert]
3	Trade payables and accruals	2,995,917	[insert]
4	Deferred income	2,291,902	[insert]
5	GST Payable	218,085	[insert]
6	Employee Entitlement	34,758	[insert]
7	Employee Entitlement Adjustment	258,045	[insert]
8	Borrowings	0
	Total liabilities	9,591,188	[insert]	(B)
	Reference Net Working Capital	(3,396,440)
	Actual Completion Net Working Capital (ie A – B)		[insert]
	Adjustment Amount (ie difference between Reference Net Working Capital and Actual Completion Net Working Capital)	[insert]	[insert]

Schedule 7

Structure Diagram

Schedule 8

Trade Marks

Australian trade marks

Trade mark	Number	Owner	Renewal date	Class
vacansee (word)	884261	Stayz Pty Limited	31 July 2021	Class 9
stayz (word)	964448	Stayz Pty Limited	4 August 2023	Class 35
STAYZ (word)	1141191	Stayz Pty Limited	16 October 2016	Classes 16, 35, 36, 39, 43
YesBookit (Composite)	1206807	Stayz Pty Limited	26 October 2017	Classes 42, 43
YesBookit (word)	1206831	Stayz Pty Limited	26 October 2017	Classes 42, 43
YesBookit (composite)	1206954	Stayz Pty Limited	26 October 2017	Classes 36, 42, 43
TAKEABREAK (composite)	1065100	Occupancy Pty Ltd	14 July 2015	Class 43
TAKEABREAK (word)	1171264	Occupancy Pty Ltd	16 April 2017	Class 43
Rentahome (Composite)	1310709	Occupancy Pty Ltd	30 July 2019	Classes 36, 43

Note: The application for registration of the ‘Just Waterfront’ trade mark (application no. 1033074), which was included in the 2005 trade mark assignment from Robert Hunt to Stayz Pty Ltd (formerly called Web Options Pty Limited), was allowed to lapse in 2006.

New Zealand trade mark

Trade mark	Number	Owner	Renewal date	Class
STAYZ (word)	712191	Stayz Pty Limited	12 May 2014	Class 35

International trade marks

Country	Mark	Official No.	Owner	Local Classes	Date Filed	Case Status
Albania	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Antigua & Barbuda	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Austria	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Bhutan	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
China	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered

Schedule 8 Trade Marks

Country	Mark	Official No.	Owner	Local Classes	Date Filed	Case Status
Croatia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Cyprus	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Czech Republic	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Democratic People’s Republic of Korea	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
France	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Germany	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Greece	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Hungary	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Ireland	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Italy	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Kenya	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Latvia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Lesotho	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Liechtenstein	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Lithuania	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Macedonia (F.Y.R.O.M)	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Monaco	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Mongolia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Montenegro	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Morocco	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Mozambique	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Poland	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered

Schedule 8 Trade Marks

Country	Mark	Official No.	Owner	Local Classes	Date Filed	Case Status
Portugal	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Romania	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Russian Federation	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Serbia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Sierra Leone	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Slovakia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Slovenia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
South Africa	STAYZ	2004/12591	Stayz Pty Ltd	35	27/07/2004	Registered
Spain	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Swaziland	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Turkey	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
United Kingdom	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
United States of America	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered
Zambia	STAYZ	828478	Stayz Pty Ltd	35	25/05/2004	Registered

Note: The above international trade marks were acquired by Stayz Pty Ltd from Robert Hunt pursuant to the Intellectual Property Sale Agreement and Confirmatory Trade Mark Assignment Deed entered into between the parties on 28 February 2012.

Schedule 9

Domain Names

Part A – Domain names held by the Stayz Group

Domain name	Expiry	Registrant
bondibeachaccommodation.com.au	25-Mar-2015	Occupancy Pty Ltd
corporate-housing.com.au	25-Mar-2015	Occupancy Pty Ltd
corporaterentals.com.au	25-Mar-2015	Occupancy Pty Ltd
escapia.com.au	25-Mar-2015	Occupancy Pty Ltd
execustay.com.au	25-Mar-2015	Occupancy Pty Ltd
executive-apartments.com.au	25-Mar-2015	Occupancy Pty Ltd
executiverentals.com.au	25-Mar-2015	Occupancy Pty Ltd
fullyfurnished.com.au	25-Mar-2015	Occupancy Pty Ltd
furnished-apartments.com.au	25-Mar-2015	Occupancy Pty Ltd
furnished-apartments-brisbane.com.au	25-Mar-2015	Occupancy Pty Ltd
furnished-apartments-melbourne.com.au	25-Mar-2015	Occupancy Pty Ltd
furnishedrentals.com.au	25-Mar-2015	Occupancy Pty Ltd
guestreviews.com.au	25-Mar-2015	Occupancy Pty Ltd
holiday-apartments.com.au	25-Mar-2015	Occupancy Pty Ltd
holidaypay.com.au	25-Mar-2015	Occupancy Pty Ltd
holidayrentalz.com.au	25-Mar-2015	Occupancy Pty Ltd
occupancy.com.au	14-Jan-2014	Occupancy Pty Ltd
ozholidayaccommodation.com.au	25-Mar-2015	Occupancy Pty Ltd
ozholidayrentals.com.au	19-May-2015	Occupancy Pty Ltd
rentahome.com.au	14-Jan-2015	Occupancy Pty Ltd
rent-a-home.com.au	14-Jan-2015	Occupancy Pty Ltd
sydneyapartmentaccommodation.com.au	25-Mar-2015	Occupancy Pty Ltd
sydneyfurnishedapartments.com.au	25-Mar-2015	Occupancy Pty Ltd
sydney-serviced-apartments.com.au	25-Mar-2015	Occupancy Pty Ltd
vacationhomes.com.au	25-Mar-2015	Occupancy Pty Ltd
vacationrentals.com.au	25-Mar-2015	Occupancy Pty Ltd
visitsydney.com.au	25-Mar-2015	Occupancy Pty Ltd
websitesatwork.com.au	16-Mar-2015	Occupancy Pty Ltd
takeabreak.asia	25-Mar-2014	Occupancy Pty Ltd
accommodation-in-byronbay.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-in-goldcoast.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-in-lorne.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-in-perth.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-in-sorrento.com.au	25-Mar-2015	Occupancy Pty Ltd

Schedule 9 Domain Names

Domain name	Expiry	Registrant
accommodation-in-sunshine-coast.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-manly.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-margaret-river.com.au	25-Mar-2015	Occupancy Pty Ltd
accommodation-port-douglas.com.au	25-Mar-2015	Occupancy Pty Ltd
apartment-accommodation-sydney.com.au	25-Mar-2015	Occupancy Pty Ltd
citystays.com.au	25-Mar-2015	Occupancy Pty Ltd
citystays.net.au	25-Mar-2015	Occupancy Pty Ltd
clearstay.com.au	25-Mar-2015	Occupancy Pty Ltd
noosa-holidayaccommodation.com.au	15-Mar-2015	Occupancy Pty Ltd
noosa-holidayacommodation.com.au	18-May-2014	Occupancy Pty Ltd
school-holiday-dates.com.au	15-Mar-2015	Occupancy Pty Ltd
school-holidays-dates.com.au	22-May-2014	Occupancy Pty Ltd
occupancy.com	24-Sep-2014	Occupancy Pty Ltd
takeabreakaway.com	16-May-2019	Occupancy Pty Ltd
wothomes.com	23-Apr-2014	Occupancy Pty Ltd
takeabreak.mobi	15-Jun-2015	Occupancy Pty Ltd
occupancy.co.nz	5-Feb-2014	Occupancy Pty Ltd
take-a-break.co.nz	16-May-2014	Occupancy Pty Ltd
takeabreak.travel	2-Oct-2018	Occupancy Pty Ltd
takeabreakaway.co.uk	18-Aug-2014	Occupancy Pty Ltd
stayz.com	4-Apr-2014	Stayz Pty Limited
stayz.co.uk	27-Aug-2014	Stayz Pty Limited
holidayinspirations.com.au	16-May-2014	Take A Break Away Pty Ltd
holiday-inspirations.com.au	16-May-2014	Take A Break Away Pty Ltd
takeabreak.com.au	17-Oct-2014	Take A Break Away Pty Ltd
takeabreakaway.com.au	12-Sep-2014	Take A Break Away Pty Ltd
takebreak.com.au	15-Dec-2014	Take A Break Away Pty Ltd
takeabreak.com.fj	17-Feb-2014	Take A Break Away Pty Ltd
stays.co.nz	20-Mar-2014	Web Options
stayz.co.nz	22-Apr-2014	Web Options Pty Ltd
stayz.travel	2-Oct-2014	Web Options Pty Ltd

The domain names in the following list were acquired from Midac Technologies Pty Ltd (YesBookit acquisition)
accomsydney.com.au	09-Oct-2015	Stayz Pty Ltd
bookairliebeach.com	20-Dec-2013	Stayz Pty Ltd
bookbatemansbay.com	9-Aug-2014	Stayz Pty Ltd
bookbyronbeach.com	19-Oct-2013	Stayz Pty Ltd
bookdunsborough.com	28-Sep-2014	Stayz Pty Ltd
bookhallidayspoint.com.au	10-Oct-2015	Stayz Pty Ltd
bookjervisbay.com.au	10-Oct-2015	Stayz Pty Ltd
booklennoxhead.com	29-Mar-2014	Stayz Pty Ltd

Schedule 9 Domain Names

Domain name	Expiry	Registrant
bookmerimbulalake.com	7-Oct-2013	Stayz Pty Ltd
booknarooma.com	29-Mar-2014	Stayz Pty Ltd
bookrainbowbeach.com	6-Jun-2014	Stayz Pty Ltd
bookshoalhaven.com	19-Jan-2014	Stayz Pty Ltd
booksunshinebeach.com	16-Nov-2013	Stayz Pty Ltd
booksydneylinks.com	13-May-2014	Stayz Pty Ltd
bookturosshead.com	12-Aug-2014	Stayz Pty Ltd
bookzinc.com	4-Apr-2014	Stayz Pty Ltd
lennoxheadholidays.com	17-Aug-2014	Stayz Pty Ltd
visityamba.com.au	09-Oct-2015	Stayz Pty Ltd
greatoceanroadholidays.com.au		Stayz Pty Ltd
holidayhighway.com.au	09-Oct-2015	Stayz Pty Ltd
holidayhighway.com	29-Sep-2014	Stayz Pty Ltd
holidaymanager.com.au	9-Oct-2015	Stayz Pty Ltd
holidayrentalshighway.com.au	9-Oct-2015	Stayz Pty Ltd
holidayrentalshighway.com	29-Sep-2014	Stayz Pty Ltd
holidayscentralcoast.com.au	9-Oct-2015	Stayz Pty Ltd
holidayscentralcoast.com	23-Jun-2014	Stayz Pty Ltd
justbookit.com.au	9-Oct-2015	Stayz Pty Ltd
realbookings.com.au	9-Oct-2015	Stayz Pty Ltd
spaghettijunction.com.au	9-Oct-2015	Stayz Pty Ltd
unrealholidays.com.au	9-Oct-2015	Stayz Pty Ltd
unrealholidays.com	13-Mar-2014	Stayz Pty Ltd
visitterrigal.com.au	9-Oct-2015	Stayz Pty Ltd
yesbookit.com.au	9-Oct-2015	Stayz Pty Ltd
yesbookit.com	26-Apr-2014	Stayz Pty Ltd
yesbookit.mobi	31-Mar-2014	Stayz Pty Ltd
yesbookit.org	13-Mar-2014	Stayz Pty Ltd
yesbuyit.com.au	9-Oct-2015	Stayz Pty Ltd

Part B – Domain names used exclusively in the Business held by a Fairfax entity and to be transferred to Stayz Pty Ltd pre-completion

Domain name	Expiry	Registrant
activitiez.com.au	4-Jul-2014	Fairfax Digital
beachtobeach.com.au	17-Nov-2013	Fairfax Digital
destinationz.com.au	20-Jan-2015	Fairfax Digital
flightz.com.au	4-Jul-2014	Fairfax Digital
gostayz.com.au	2-Feb-2015	Fairfax Digital
hirecarz.com.au	4-Jul-2014	Fairfax Digital
holidayaccommodationaus.com.au	20-Jun-2015	Fairfax Digital
hotelaccommodation.com.au	9-Aug-2015	Fairfax Digital

Schedule 9 Domain Names

hotelz.com.au	4-Jul-2014	Fairfax Digital
lastchance.com.au	30-Apr-2014	Fairfax Digital
locationz.com.au	20-Jan-2015	Fairfax Digital
lookonline.com.au	17-Nov-2013	Fairfax Digital
ozstay.com.au	17-Nov-2013	Fairfax Digital
ozstays.com.au	27-Nov-2013	Fairfax Digital
ozstayz.com.au	17-Nov-2013	Fairfax Digital
petstayz.com.au	17-Nov-2013	Fairfax Digital
placez.com.au	20-Jan-2015	Fairfax Digital
reviewz.com.au	4-Jul-2014	Fairfax Digital
roomz.com.au	19-Jul-2014	Fairfax Digital
school-holidays.com.au	17-Nov-2013	Fairfax Digital
stays.com.au	17-Nov-2013	Fairfax Digital
stayz.com.au	17-Nov-2013	Fairfax Digital
stayzgroup.com.au	24-Jun-2015	Fairfax Digital
thestayzgroup.com.au	24-Jun-2015	Fairfax Digital
traveldealz.com.au	4-Jul-2014	Fairfax Digital
travelz.com.au	4-Jul-2014	Fairfax Digital
uniquestays.com.au	17-Nov-2013	Fairfax Digital
uniquestayz.com.au	17-Nov-2013	Fairfax Digital
vacansee.com.au	17-Nov-2013	Fairfax Digital
weboptions.com.au	17-Nov-2013	Fairfax Digital
worldstays.com.au	17-Nov-2013	Fairfax Digital
justwaterfront.com.au	17-Nov-2013	Fairfax Digital
activitiez.com	4-Jul-2014	Fairfax Digital
gold-coast-accommodation-stayz.com	2-May-2014	Fairfax Digital
goldcoastgateway.com	8-Feb-2014	Fairfax Digital
gostays.com	10-Jan-2014	Fairfax Digital
gostayz.com	10-Jan-2014	Fairfax Digital
holiday-inspirations.com	15-May-2014	Fairfax Digital
justarriving.com	18-Aug-2014	Fairfax Digital
occupancyconnect.com	20-Dec-2013	Fairfax Digital
ozstays.com	24-Nov-2013	Fairfax Digital
ozstayz.com	17-Feb-2014	Fairfax Digital
stayzaccommodation.com	10-Jun-2016	Fairfax Digital
stayzmail.com	21-Sep-2014	Fairfax Digital
stayzoz.com	31-Oct-2014	Fairfax Digital
takeabreak.com	10-Mar-2019	Fairfax Digital
thestayzgroup.com	24-Jun-2014	Fairfax Digital
uniquestayz.com	27-Sep-2014	Fairfax Digital
vacansee.com	31-Jul-2014	Fairfax Digital
worldstays.com.au	25-Apr-2014	Fairfax Digital

Schedule 9 Domain Names

luxuryaccommodation.net	16-Oct-2014	Fairfax Digital
stayzmail.net	21-Sep-2014	Fairfax Digital
vacansee.net	31-Jul-2014	Fairfax Digital
activitiez.co.nz	19-Jul-2014	Fairfax Digital
thestayzgroup.co.nz	24-Jun-2014	Fairfax Digital
stayz.tv	10-Mar-2014	Fairfax Digital
stayz.xxx	1-Dec-2021	Icm Registry Llc (note 4)

Notes to Part B:

1.	References to ‘Fairfax Digital’ mean Fairfax Digital Australia & New Zealand Pty Ltd.
2.	Take A Break Pty Ltd is the former name of Occupancy Pty Ltd.
3.	Web Options Pty Ltd is the former name of Stayz Pty Ltd.
4.	Details for registration of stayz.xxx are yet to be confirmed .

Part C

holidayrentals.asn.au	2-Mar-2014	Midac Technologies Pty Ltd
holidayrentals.org.au	2-Mar-2014	Midac Technologies Pty Ltd

Note to Part C: The transfer of registration of the industry-based domains in Part C was rejected. Stayz is considering how to proceed. All rights in respect of such domains are held by Stayz and not by any other member of the Seller Group.

Schedule 10

Resignation letter

To:    Stayz Pty Ltd ABN 102 711 599

      1 Darling Island Road, Pyrmont, NSW 2009

Attention: Chair of directors

[Company name] (COMPANY)

I [insert name of director] resign as a director [and secretary] of the Company.

My resignation is effective from [insert date].

I acknowledge that I have received all money, consideration or benefits to which I am entitled in my capacity as a director [and secretary] and of the Company.

I release the Company from any claim or action I have or may have against the Company in my capacity as a director [and secretary] of the Company.

This acknowledgment and release is not intended to limit my entitlement to an indemnity in accordance with the Company’s constitution or any other agreement in respect of any office held by me at any time with the Company.

date

Executed as a deed

Signed sealed and delivered by [insert name]

sign here ▶

print name

in the presence of

sign here ▶
Witness

print name

Schedule 11

Intellectual Property Assignment Deed

Schedule 12

Perpetual Licence

Schedule 13

Superannuation Funds

Rest Superannuation Fund
Australian Govt Employee Super Trust
BT Superwrap
Australian Ethical Retail Super Fund
Colonial First Choice Personal Super
Borowski Super Fund
Commonwealth Bank Retirement Savings Acct
HOST Plus
NationWide Super Fund
Australian Super
BT Business Super
ING Direct Super Fund
First State Super
BT Super For Life
Essential Superannuation Fund

Schedule 14

Transferring Assets

•	Laptops and associated software owned by a Seller Group Member and used exclusively in connection with the Business as follows:

Business Title	Department	Type of Laptop	Code for Asset Transfer	Software
Senior Software Developer	Stayz Technology	MBP	5001720	Intelij, CISCO Anyconnect

User Experience Architect	Stayz Technology	MBP	TBA	CISCO Anytime connect, Adobe Creative Suite, Microsoft Visio 2010, Axure, Microsoft office standard 2007

Software Developer	Stayz Technology	MBP	5001729	Intelij, CISCO Anyconnect

User Interface Developer	Stayz Technology	MBP	5001593	CISCO Anytime connect, Adobe Creative Suite, Microsoft Visio 2010, Axure, Microsoft office standard 2007

Software Developer	Stayz Technology	MBP	5001715	Intelij, CISCO Anyconnect

Senior Software Developer	Stayz Technology	MBP	5001730	Intelij, CISCO Anyconnect

Senior Software Developer	Stayz Technology	MBP	TBA	Intelij, CISCO Anyconnect

Senior Software Developer	Stayz Technology	MBP	5001727	Intelij, CISCO Anyconnect

Owners Director	Stayz Product	X1	5001631	Windows 7, Mircosoft Office Suite 2007

Associate Product Manager	Stayz Product	X1	5001659	Windows 7, Mircosoft Office Suite 2007

Product Manager	Stayz Product	X1	TBA	Windows 7, Mircosoft Office Suite 2007

Business Development Manager	Stayz Product	X1	5001663	Windows 7, Mircosoft Office Suite 2007

Senior Product Manager	Stayz Product	MBA	5001695	Windows 7, Mircosoft Office Suite 2007

Senior Product Manager	Stayz Product	X1	5001670	Windows 7, Mircosoft Office Suite 2007

Trade Marketing Manager	Stayz Marketing	MBA	5001084	Windows 7, Mircosoft Office Suite 2007

Trade Marketing Manager—Stay	Stayz Marketing	n/a	n/a

Schedule 14 Transferring Assets

Guests Director	Stayz Marketing	MBA	5001688	Windows 7, Mircosoft Office Suite 2007

Marketing Executive	Stayz Marketing	MBA	5001685	Windows 7, Mircosoft Office Suite 2007

Business Development Manager	Stayz Sales	X1	5001665	Windows 7, Mircosoft Office Suite 2007

General Manager, Travel	Stayz Management	MBA	5001674	Windows 7, Mircosoft Office Suite 2007

Customer Support Co- Ordinator	Stayz Customer Service	X1	5002433	Windows 7, Mircosoft Office Suite 2007

Client Relationship Manager	Stayz Sales	MBA	5001673	Windows 7, Mircosoft Office Suite 2007

Web Developer	Occupancy— Technology	MBP	TBA	Intelij, CISCO Anyconnect

Property Managers Director	Stayz Sales	MBA	5001705	Windows 7, Mircosoft Office Suite 2007
Senior Business Analyst	Finance	X1	5001823	Windows 7, Mircosoft Office Suite 2007
Accountant	Finance	X1	5001813	Windows 7, Mircosoft Office Suite 2007

Schedule 15

Logos

Occupancy logo:

Stayz logo:

Schedule 16

Target Employees

Employee	Employing entity

Brown, Stuart Victor Parry	FDANZ

Stanish, Anton John	FDANZ

Babkenian, Garen	FDANZ

Reddy, Chad John	FDANZ

Batinic, Michael	FDANZ

Borowski, Laura Helen Margaret	FDANZ

Dunstan, David	FDANZ

Fry, Elizabeth	FDANZ

Collins, Niamh	FDANZ

Coser, James Thomas	FDANZ

Dorrigan, Karis	FDANZ

Gorman, Danielle	FDANZ

Kent, Carmel Caitriona	FDANZ

Roman, Valeria Zunilda	FDANZ

Butterworth, Justin	Occupancy

Shah, Niraj	Occupancy

Williams, Colin	Occupancy

Yang, Geng	Occupancy

Johnson-Bade, Russell Leonard	FDANZ

Kearns, Sam Benjamin	FDANZ

Davison, Sally Ann	FDANZ

Target Employees

Employee	Employing entity

Hickey, Caroline Emma	FDANZ

Johnson-Bade, Natalie	FDANZ

Abbey, Christopher Raymond	FDANZ

Bowmer, Wade Warren	FDANZ

Chan, Verawaty	FDANZ

Dunne, Stephen Paul	FDANZ

Kelly, Ryan Alan	FDANZ

Kothe, Michelle Susanna	Occupancy

Ng, Yuk Kei Herbert	FDANZ

Ryu, Young Suk Michael	FDANZ

Wong, William Clement	FDANZ

Wood, Andrew Clive	FDANZ

Zietsman, Johannes Frederik	FDANZ

Chin-Charuruks, An-Ze Andrea	FDANZ

Huckstepp, Mathew	FDANZ

Tricanico-Albanell, Pablo	FDANZ

Patterson, Katherine	FDANZ

Griffiths, Barry	FDANZ

Malik, Salman	FDANZ

Signing page

Executed as an agreement

Signed for Fairfax Digital Pty Limited by its representative

sign here ▶	/s/ Greg Hywood
Representative

print name	Greg Hywood

in the presence of

sign here ▶	/s/ Dhruv Gupta
Witness

print name	Dhruv Gupta

Signed for Fairfax Media Limited by its representative

sign here ▶	/s/ Greg Hywood
Representative

print name	Greg Hywood

in the presence of

sign here ▶	/s/ Dhruv Gupta
Witness

print name	Dhruv Gupta

Signing page

Signed for HomeAway Australia Holdings Pty Ltd by its representative

sign here ▶	/s/ Carl Shepherd
Representative

print name	Carl Shepherd

in the presence of

sign here ▶	/s/ Dhruv Gupta
Witness

print name	Dhruv Gupta

Signed for HomeAway, Inc by its representative

sign here ▶	/s/ Carl Shepherd
Representative

print name	Carl Shepherd

in the presence of

sign here ▶	/s/ Dhruv Gupta
Witness

print name	Dhruv Gupta